    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 2002
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             FOREST OIL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            NEW YORK                           1311                          25-0484900
(State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)         Identification Number)

                           1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             NEWTON W. WILSON, III
          SENIOR VICE PRESIDENT--LEGAL AFFAIRS AND CORPORATE SECRETARY
                             FOREST OIL CORPORATION
                           1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                         ------------------------------

                                   Copies to:

                                 ALAN P. BADEN
                             VINSON & ELKINS L.L.P.
                                666 FIFTH AVENUE
                                   26TH FLOOR
                            NEW YORK, NEW YORK 10103
                                 (917) 206-8000
                              (917) 206-8100 (FAX)
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 AMOUNT TO BE           AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           REGISTERED        REGISTRATION FEE
8% Senior Notes due 2011                                         $160,000,000            $14,720

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not exchange for these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2002

PROSPECTUS

                             FOREST OIL CORPORATION

                                     OFFER TO EXCHANGE
                                   UP TO $160,000,000 OF
                                  8% SENIOR NOTES DUE 2011
FOREST OIL CORPORATION                      FOR
LOGO                                  $160,000,000 OF
                                  8% SENIOR NOTES DUE 2011
                              THAT HAVE BEEN REGISTERED UNDER
                                 THE SECURITIES ACT OF 1933

TERMS OF THE NEW 8% SENIOR NOTES OFFERED IN THE EXCHANGE OFFER:

    - The terms of the new notes are identical to the terms of the outstanding notes, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

TERMS OF THE EXCHANGE OFFER:

    - We are offering to exchange up to $160,000,000 of our outstanding 8% Senior Notes due 2011 for new notes with materially identical terms that have been registered under the Securities Act and are freely tradable.

    - We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

    - The exchange offer expires at 5:00 p.m., New York City time, on
                 , 2002, unless extended.

    - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

    - The exchange of new notes for outstanding notes should not be a taxable event for U.S. federal income tax purposes.

                            ------------------------

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this prospectus is            , 2002.

    THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE ACCOMPANYING LETTER OF TRANSMITTAL. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. IF YOU RECEIVE OTHER INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES OR SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................         1

RISK FACTORS................................................         7

EXCHANGE OFFER..............................................         9

RATIO OF EARNINGS TO FIXED CHARGES..........................        20

USE OF PROCEEDS.............................................        20

BUSINESS....................................................        21

DESCRIPTION OF THE NEW NOTES................................        22

PLAN OF DISTRIBUTION........................................        63

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......        64

LEGAL MATTERS...............................................        65

EXPERTS.....................................................        65

WHERE YOU CAN FIND MORE INFORMATION.........................        65

FORWARD-LOOKING STATEMENTS..................................        66

SIGNATURES..................................................      II-7

                            ------------------------

    Forest Oil Corporation is a New York corporation. Our principal executive offices are located at 1600 Broadway, Suite 2200, Denver, Colorado 80202, and our telephone number at that address is (303) 812-1400.

                               PROSPECTUS SUMMARY

    THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE AND TO WHICH WE REFER YOU BEFORE MAKING AN INVESTMENT DECISION. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS." IN ADDITION, CERTAIN STATEMENTS INCLUDE FORWARD-LOOKING INFORMATION THAT INVOLVES RISKS AND UNCERTAINTIES. SEE "FORWARD-LOOKING STATEMENTS." UNLESS THIS PROSPECTUS OTHERWISE INDICATES OR THE CONTEXT OTHERWISE REQUIRES, THE TERMS "WE," "OUR," "US," "FOREST" OR THE "COMPANY" AS USED IN THIS PROSPECTUS REFER TO FOREST OIL CORPORATION.

                                  THE COMPANY

    We are an independent oil and gas company engaged in the exploration, development, acquisition, production and marketing of natural gas and liquids. We were incorporated in New York in 1924, the successor to a company formed in 1916, and have been a publicly held company since 1969. At December 31, 2001, The Anschutz Corporation, a private Denver-based corporation, owned approximately 33.7% of our outstanding common stock. We operate from production offices located in Lafayette and Metairie, Louisiana; Denver, Colorado; Anchorage, Alaska; and Calgary, Alberta and operate our international business (other than Canada) from an office located in Houston, Texas. Our principal executive offices are located in Denver, Colorado.

                                  RISK FACTORS

    Investing in the notes involves substantial risks. You should carefully consider all the information contained in this prospectus, including information in documents incorporated by reference, prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under "Risk Factors" beginning on page 6 of this prospectus, including those incorporated by reference to Forest's Annual Report on Form 10-K for the year ended December 31, 2000.

                       RATIO OF EARNINGS TO FIXED CHARGES

    For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net earnings (loss) before minority interests in consolidated subsidiaries, income taxes, extraordinary items, amortization of capitalized interest, net equity in undistributed earnings of subsidiaries and fixed charges, less capitalized interest. Fixed charges consist of interest (whether expensed or capitalized), amortization of debt expenses and discount or premium relating to any indebtedness and that portion of rental cost equivalent to interest (estimated to be one-third of rental cost).

                                                      NINE MONTHS
                                                         ENDED                     YEARS ENDED DECEMBER 31,
                                                     SEPTEMBER 30,   ----------------------------------------------------
                                                         2001          2000       1999       1998       1997       1996
                                                     -------------   --------   --------   --------   --------   --------
Ratio of earnings to fixed charges.................       6.3          3.0        1.4         (1)       1.3        1.3

------------------------

(1) The earnings for the year ended December 31, 1998 were in adequate to cover fixed charges. The coverage deficiency was $224,316,000.
                            ------------------------

Forest Oil Corporation is a New York corporation. Our principal executive offices are located at 1600 Broadway, Suite 2200, Denver, Colorado 80202, and our telephone number at that address is (303) 812-1400.

                               THE EXCHANGE OFFER

    ON DECEMBER 7, 2001, WE COMPLETED A PRIVATE OFFERING OF THE OUTSTANDING NOTES. WE ENTERED INTO AN EXCHANGE AND REGISTRATION RIGHTS AGREEMENT WITH THE INITIAL PURCHASERS IN THE PRIVATE OFFERING IN WHICH WE AGREED TO DELIVER TO YOU THIS PROSPECTUS AND TO USE OUR COMMERCIALLY REASONABLE EFFORTS TO COMPLETE THE EXCHANGE OFFER WITHIN 180 DAYS AFTER THE DATE WE ISSUED THE OUTSTANDING NOTES.

Exchange Offer............................  We are offering to exchange new notes for outstanding notes.

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York
                                            City time, on             , 2002, unless we decide to
                                            extend it.

Condition to the Exchange Offer...........  The exchange and registration rights agreement does not require us to accept outstanding notes for exchange if
                                            the exchange offer or the making of any exchange by a
                                            holder of the outstanding notes would violate any
                                            applicable law or interpretation of the staff of the
                                            Securities and Exchange Commission. The exchange offer
                                            is not conditioned on a minimum aggregate principal
                                            amount of outstanding notes being tendered.

Procedures for Tendering
  Outstanding Notes.......................  To participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile
                                            of the letter of transmittal, and transmit it together
                                            with all other documents required by the letter of
                                            transmittal, including the outstanding notes that you
                                            wish to exchange, to State Street Bank and Trust Company
                                            as exchange agent, at the address indicated on the cover
                                            page of the letter of transmittal. In the alternative,
                                            you can tender your outstanding notes by following the
                                            procedures for book-entry transfer described in the
                                            prospectus.

                                            -  If your outstanding notes are held through The
                                                Depository Trust Company and you wish to participate
                                                in the exchange offer, you may do so through the
                                                automated tender offer program of The Depository
                                                Trust Company. If you tender under this program, you
                                                will agree to be bound by the letter of transmittal
                                                that we are providing with this prospectus as though
                                                you had signed the letter of transmittal.

                                            -  If a broker, dealer, commercial bank, trust company
                                                or other nominee is the registered holder of your
                                                outstanding notes, we urge you to contact that
                                                person promptly to tender your outstanding notes in
                                                the exchange offer.

                                            For more information on tendering your outstanding
                                            notes, please refer to the sections in this prospectus
                                            entitled "Exchange Offer--Terms of the Exchange Offer,"
                                            "--Procedures for Tendering" and "--Book-Entry
                                            Transfer."

Guaranteed Delivery Procedures............  If you wish to tender your outstanding notes and you cannot get your required documents to the exchange agent
                                            on time,

                                            you may tender your outstanding notes according to the
                                            guaranteed delivery procedures described in "Exchange
                                            Offer--Guaranteed Delivery Procedures."

Withdrawal of Tenders.....................  You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must
                                            have delivered a written or facsimile transmission
                                            notice of withdrawal to the exchange agent at its
                                            address indicated on the cover page of the letter of
                                            transmittal before 5:00 p.m. New York City time on the
                                            expiration date of the exchange offer.

Acceptance of Outstanding Notes and
  Delivery of New Notes...................  If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and
                                            all outstanding notes that you properly tender in the
                                            exchange offer on or before 5:00 p.m. New York City time
                                            on the expiration date. We will return any outstanding
                                            note that we do not accept for exchange to you without
                                            expense as promptly as practicable after the expiration
                                            date and acceptance of the outstanding notes for
                                            exchange. Please refer to the section in this prospectus
                                            entitled "Exchange Offer--Terms of the Exchange Offer."

Fees and Expenses.........................  We will bear expenses related to the exchange offer.
                                            Please refer to the section in this prospectus entitled
                                            "Exchange Offer--Fees and Expenses."

Use of Proceeds...........................  The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer
                                            solely to satisfy our obligations under our exchange and
                                            registration rights agreement.

Consequences of Failure to Exchange
  Outstanding Notes.......................  If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us
                                            to register the outstanding notes under the Securities
                                            Act of 1933 except in limited circumstances provided
                                            under the exchange and registration rights agreement. In
                                            addition, you will not be able to resell, offer to
                                            resell or otherwise transfer the outstanding notes
                                            unless we have registered the outstanding notes under
                                            the Securities Act of 1933, or unless you resell, offer
                                            to resell or otherwise transfer them under an exemption
                                            from the registration requirements of, or in a
                                            transaction not subject to, the Securities Act of 1933.

U.S. Federal Income
  Tax Considerations......................  The exchange of new notes for outstanding notes in the exchange offer should not be a taxable event for U.S.
                                            federal income tax purposes. Please read "Certain United
                                            States Federal Income Tax Consequences."

Exchange Agent............................  We have appointed State Street Bank and Trust Company as exchange agent for the exchange offer. You should direct
                                            questions and requests for assistance, requests for
                                            additional copies of this prospectus or the letter of
                                            transmittal and requests for the notice of guaranteed
                                            delivery to the exchange agent addressed as follows:
                                            Corporate Trust Department, Attention: Johnnie Kindell,
                                            P.O. Box 778, Boston, Massachusetts 02110. Eligible
                                            institutions may make requests by facsimile at
                                            (617) 662-1452.

                             TERMS OF THE NEW NOTES

    THE NEW NOTES WILL BE IDENTICAL TO THE OUTSTANDING NOTES EXCEPT THAT THE NEW NOTES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WILL NOT HAVE RESTRICTIONS ON TRANSFER, REGISTRATION RIGHTS OR PROVISIONS FOR ADDITIONAL INTEREST. THE NEW NOTES WILL EVIDENCE THE SAME DEBT AS THE OUTSTANDING NOTES, AND THE SAME INDENTURE WILL GOVERN THE NEW NOTES AND THE OUTSTANDING NOTES.

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THE NEW NOTES AND IS NOT INTENDED TO BE COMPLETE. IT DOES NOT CONTAIN ALL INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE NEW NOTES, PLEASE REFER TO THE SECTION OF THIS DOCUMENT ENTITLED "DESCRIPTION OF THE NEW NOTES."

Issuer....................................  Forest Oil Corporation.

Securities................................  $160 million aggregate principal amount of 8% Senior
                                            Notes due 2011.

Maturity..................................  December 15, 2011.

Interest Payment Dates....................  June 15 and December 15 of each year, commencing on
                                            June 15, 2002.

Optional Redemption.......................  The new notes will be redeemable at our option, in whole or in part, at any time at the principal amount thereof,
                                            plus accrued interest, plus the applicable make-whole
                                            premium.

Ranking...................................  The new notes will be general unsecured senior obligations of Forest, which will be equal in right of
                                            payment with all of our existing and future senior debt,
                                            and senior in right of payment to all of our existing
                                            and future subordinated debt. The new notes will
                                            effectively rank behind all of our secured obligations
                                            to the extent of the value of the assets securing those
                                            obligations. The indenture governing the new notes
                                            permits Forest to incur additional debt.

Specified Covenants.......................  We will issue the new notes under the existing indenture, dated December 7, 2001 with the State Street
                                            Bank and Trust Company, as trustee. The indenture will,
                                            among other things, limit our ability and the ability of
                                            our subsidiaries to:

                                            -  incur additional debt;

                                            -  pay dividends on stock, redeem stock or redeem
                                                subordinated debt;

                                            -  make investments;

                                            -  create liens on our assets;

                                            -  sell assets;

                                            -  sell capital stock of subsidiaries;

                                            -  guarantee other indebtedness;

                                            -  enter into agreements that restrict dividends from
                                                subsidiaries;

                                            -  merge or consolidate; and

                                            -  enter into transactions with affiliates.

                                            The indenture will provide that most of these covenants
                                            will terminate if:

                                            -  at least one rating agency assigns the notes an
                                                investment grade rating; and

                                            -  our bank credit facilities are no longer secured.

Mandatory Offers to Purchase..............  Upon the occurrence of a change of control, holders of the new notes will have the right to require us to
                                            repurchase all or a portion of the new notes at a price
                                            equal to 101% of the principal amount, together with any
                                            accrued and unpaid interest, if any, to the date of
                                            purchase. In connection with certain asset dispositions,
                                            we will be required to use the proceeds of the asset
                                            dispositions to make an offer to purchase the new notes
                                            at 100% of the principal amount, together with accrued
                                            and unpaid interest, if any, to the date of purchase.

Transfer Restrictions; Absence of a Public
  Market for the New Notes................  The new notes generally will be freely transferable, but will also be new securities for which there will not
                                            initially be a market. Accordingly, we cannot assure you
                                            as to the development or liquidity of any market for the
                                            new notes.

                                            We do not intend to apply for a listing of the new notes
                                            or, if issued, on any securities exchange or any
                                            automated dealer quotation system.

                                  RISK FACTORS

    You should carefully consider the risks described below as well as other information and data included in this prospectus and in the documents incorporated by reference and those to which we have referred you before deciding to participate in the exchange offer. In addition, you should read the risk factors beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission, which are incorporated herein by reference.

IF YOU DO NOT PROPERLY TENDER YOUR OUTSTANDING NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OUTSTANDING NOTES AND YOUR ABILITY TO TRANSFER OUTSTANDING NOTES WILL REMAIN RESTRICTED AND MAY BE ADVERSELY AFFECTED.

    We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

    If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act of 1933 unless our exchange and registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer outstanding notes outstanding.

WE COULD INCUR SUBSTANTIAL ADDITIONAL DEBT, WHICH COULD NEGATIVELY IMPACT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS PROSPECTS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.

    As of September 30, 2001, we would have had approximately $587 million in outstanding indebtedness. Following the exchange of the notes, we will be permitted to incur additional indebtedness, provided we meet certain requirements both in the indenture governing the notes and our other indentures and credit agreements. Our level of indebtedness could have important consequences on our operations, including:

    - making it more difficult for us to satisfy our obligations under the new notes or other debt and, if we fail to comply with the requirements of any of our debt, resulting in an event of default;

    - requiring us to dedicate a substantial portion of our cash flow from operations to required payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

    - limiting our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate activities;

    - limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - detracting from our ability to withstand successfully a downturn in our business or the economy generally; and

    - placing us at a competitive disadvantage against other less leveraged competitors.

    The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

WE MAY NOT BE ABLE TO REPURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL.

    Upon the occurrence of certain change of control events, holders of the new notes may require us to offer to repurchase all or any part of their new notes. We may not have sufficient funds at the time of the change of control to make the required repurchases of the new notes. Additionally, certain events that would constitute a "change of control" (as defined in the indenture) would constitute an event of default under our credit facility that would, if it should occur, permit the lenders to accelerate the debt outstanding under our credit facility and that, in turn, would cause an event of default under the indenture.

    The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from oil and gas operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds would be available at the time of any change of control to make any required repurchases of the new notes tendered and to repay debt under our credit facility. Furthermore, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future. Any future credit agreements or other agreements relating to debt to which we may become a party will most likely contain similar restrictions and provisions.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW NOTES, YOU MAY BE UNABLE TO SELL THE NEW NOTES OR TO SELL THE NEW NOTES AT A PRICE THAT YOU DEEM SUFFICIENT.

    The new notes will be new securities for which there is no established trading market. Although we have registered the new notes under the Securities Act of 1933, we do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system. In addition, the initial purchasers of the outstanding notes have advised us that they intend to make a market in the new notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the new notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the new notes will develop or, if developed, that it will continue. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the new notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. Finally, if a large number of holders of outstanding notes do not tender outstanding notes or tender outstanding notes improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could adversely affect the development of a market for these new notes.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    In connection with the issuance of the outstanding notes, we entered into an exchange and registration rights agreement. The following description of the exchange and registration rights agreement is a summary only. It is not complete and does not describe all of the provisions of the exchange and registration rights agreement. For more information, you should review the provisions of the exchange and registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Under the exchange and registration rights agreement, we agreed that, promptly after the effectiveness of the registration statement of which this prospectus is a part, we would offer to the holders of transfer restricted securities, as explained below, who are not prohibited by any law or policy of the SEC from participating in the exchange offer, the opportunity to exchange their transfer restricted securities for an issue of a new series of notes, which we refer to as the new notes, that are identical in all material respects to the outstanding notes of that series, except that these new notes will not contain transfer restrictions and will be registered under the Securities Act of 1933 and they will not contain provisions regarding the payment of additional interest or be subject to further registration rights. We agreed to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the outstanding notes.

    "TRANSFER RESTRICTED SECURITIES" means each outstanding note, until the earliest to occur of:

    - the date on which that outstanding note has been exchanged for a freely transferable new note in the exchange offer;

    - the date on which that outstanding note has been effectively registered under the Securities Act of 1933 and disposed of in accordance with the shelf registration statement; or

    - the date on which that outstanding note is distributed to the public pursuant to Rule 144 under the Securities Act of 1933 or may be sold under Rule 144(k) under the Securities Act of 1933.

    If:

    - we are not permitted to effect the exchange offer as contemplated in this prospectus because of any change in law or applicable interpretations of the law by the staff of the SEC;

    - for any other reason the exchange offer is not consummated within 180 days after the date of issuance of the outstanding notes;

    - any initial purchaser so requests with respect to outstanding notes held by the initial purchasers that are not eligible to be exchanged for new notes in the exchange offer;

    - any applicable law or interpretations do not permit any holder of outstanding notes to participate in the exchange offer; or

    - any holder of outstanding notes that participates in the exchange offer does not receive freely transferable new notes in exchange for tendered outstanding notes,

then we will use our commercially reasonable efforts to file as promptly as practicable, but in no event more than the later of 45 days after so required or requested or 90 days after the issuance of the outstanding notes, with the SEC, which is referred to as the shelf filing date, a shelf registration statement to cover resales of transfer restricted securities by those holders who satisfy various conditions relating to the provision of information in connection with the shelf registration statement. We will use our commercially reasonable efforts to have the shelf registration statement declared effective by the SEC as promptly as practicable after it is filed. We will use our commercially reasonable efforts to keep the shelf registration statement effective for a period ending on the earlier of (1) two years after the date of issuance of the outstanding notes or, if earlier, the date when all of the transfer restricted securities covered by the shelf registration statement have been sold pursuant thereto, or (2) the date all transfer restricted securities become eligible for resale without volume restrictions under Rule 144 under the Securities Act of 1933.

    If any of the following events occur, each of which is referred to as a registration default:

    - the exchange offer is not consummated on or before 180 days after the date of issuance of the outstanding notes;

    - the shelf registration statement, if applicable, is not filed with the SEC on or before the shelf filing date;

    - the shelf registration statement, if applicable, is not declared effective within 60 days after the shelf filing date; or

    - the shelf registration statement, if applicable, is filed and declared effective within 60 days after the shelf filing date but thereafter ceases to be effective, at any time that we are obligated to maintain its effectiveness, without being succeeded within 30 days by an additional registration statement filed and declared effective;

then we will be obligated to pay additional interest to each holder of transfer restricted securities, during the period of one or more registration defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the outstanding notes constituting transfer restricted securities held by the holder until the exchange offer is consummated, or until the shelf registration statement is filed or is declared effective or again becomes effective, as the case may be. All accrued additional interest will be paid to holders in the same manner as interest payments on the outstanding notes on semi-annual payment dates that correspond to interest payment dates for the outstanding notes. Additional interest only accrues during a registration default.

    The exchange and registration rights agreement also provides that we will:

    - make available, for a period of 180 days after the consummation of the exchange offer, a prospectus meeting the requirements of the Securities Act of 1933 to any broker-dealer for use in connection with any resale of any new notes; and

    - pay expenses incident to the exchange offer, including the expense of one counsel to the holders of the outstanding notes, and will indemnify certain holders of the outstanding notes, including any broker-dealer, against some liabilities, including liabilities under the Securities Act of 1933.

    A broker-dealer that delivers a prospectus to purchasers in connection with resales of the new notes will be subject to certain of the civil liability provisions under the Securities Act of 1933 and will be bound by the provisions of the exchange and registration rights agreement, including indemnification rights and obligations. Each holder of outstanding notes who wishes to exchange its outstanding notes for new notes in the exchange offer will be required to make representations, including representations that:

    - any new notes to be received by it will be acquired in the ordinary course of its business;

    - it has no arrangement or understanding with any person to participate in the distribution of the new notes; and

    - it is not our "affiliate," as defined in Rule 405 under the Securities Act of 1933, or if it is our affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the new notes. If the holder is a broker-dealer that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of its new notes.

    Holders of the outstanding notes will be required to make representations to us, as described above, to participate in the exchange offer. They will also be required to deliver information to be used in connection with any shelf registration statement to have their outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth in the preceding paragraphs. A holder who sells outstanding notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933 in connection with these sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to such a holder, including indemnification obligations.

RESALE OF THE NEW NOTES

    Based on no action letters of the SEC staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

    - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

    - those new notes are acquired in the ordinary course of your business; and

    - you do not intend to participate in a distribution of the new notes.

    The SEC, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the SEC may not make a similar determination as in the no action letters issued to these third parties.

    If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

    - cannot rely on such interpretations by the SEC staff; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

    Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

    As of the date of this prospectus, $160,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

    We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

    We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange and registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

    If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

    We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

    The exchange offer will expire at 5:00 p.m., New York City time on , 2002, unless, in our sole discretion, we extend it.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

    We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

    - to delay accepting for exchange any outstanding notes,

    - to extend the exchange offer, or

    - to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the exchange and registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

    Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer.

CONDITIONS TO THE EXCHANGE OFFER

    We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

    In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

    These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

    In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

HOW TO TENDER GENERALLY

    Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

    - have the signature on the letter of transmittal guaranteed; and

    - mail or deliver such letter of transmittal or facsimile to the exchange agent prior to 5:00 p.m. New York City time on the expiration date; or

    - comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

    In addition, either:

    - the exchange agent must receive outstanding notes along with the letter of transmittal;

    - the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

    - the holder must comply with the guaranteed delivery procedures described below.

    To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 5:00 p.m. New York City time on the expiration date.

    The tender by a holder that is not withdrawn prior to 5:00 p.m. New York City time on the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

    THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

    If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

    - make appropriate arrangements to register ownership of the outstanding notes in your name; or

    - obtain a properly completed bond power from the registered holder of outstanding notes.

    The transfer of registered ownership, if permitted under the indenture for the notes, may take considerable time and may not be completed prior to the expiration date.

SIGNATURES AND SIGNATURE GUARANTEES

    You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

WHEN YOU NEED ENDORSEMENTS OR BOND POWERS

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The endorsement or bond power, as applicable, must be signed by the registered holder as the registered holder's name appears on the outstanding notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the endorsement or bond power, as applicable.

    If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

    The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

    The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

    - DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

    - such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

    - the agreement may be enforced against such participant.

DETERMINATIONS UNDER THE EXCHANGE OFFER

    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE NEW NOTES

    In all cases, we will issue new notes for outstanding notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

    - outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

    - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

    If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer in the exchange agent's account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

    By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

    - any new notes that you receive will be acquired in the ordinary course of your business;

    - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

    - you are not engaged in and do not intend to engage in the distribution of the new notes;

    - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

    - you are not our "affiliate," as defined in Rule 405 of the Securities Act.

BOOK-ENTRY TRANSFER

    The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m. New York City time on the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

    - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities
      Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

    - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having a office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

       - setting forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

       - stating that the tender is being made thereby, and

       - guaranteeing that, within three (3) New York Stock Exchange ("NYSE") trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

    - the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three
      (3) NYSE trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m. New York City time on the expiration date.

    For a withdrawal to be effective:

    - the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal or

    - you must comply with the appropriate procedures of DTC's automated tender offer program system.

    Any notice of withdrawal must:

    - specify the name of the person who tendered the outstanding notes to be withdrawn, and

    - identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes.

    If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

    We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

    Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

    We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

    - SEC registration fees;

    - fees and expenses of the exchange agent and trustee;

    - accounting and legal fees and printing costs; and

    - related fees and expenses.

TRANSFER TAXES

    We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

    - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

    - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

    - a transfer tax is imposed for any reason other than the exchange of outstanding notes in the exchange offer.

    If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or unless the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

ACCOUNTING TREATMENT

    We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

OTHER

    Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

    We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

    For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net earnings (loss) before minority interests in consolidated subsidiaries, income taxes, extraordinary items, amortization of capitalized interest, net equity in undistributed earnings of subsidiaries and fixed charges, less capitalized interest. Fixed charges consist of interest (whether expensed or capitalized), amortization of debt expenses and discount or premium relating to any indebtedness and that portion of rental cost equivalent to interest (estimated to be one-third of rental cost).

                                                      NINE MONTHS
                                                         ENDED                     YEARS ENDED DECEMBER 31,
                                                     SEPTEMBER 30,   ----------------------------------------------------
                                                         2001          2000       1999       1998       1997       1996
                                                     -------------   --------   --------   --------   --------   --------
Ratio of earnings to fixed charges.................       6.3          3.0        1.4         (1)       1.3        1.3

------------------------

(1) The earnings for the year ended December 31, 1998 were in adequate to cover fixed charges. The coverage deficiency was $224,316,000.

                                USE OF PROCEEDS

    The exchange offer is intended to satisfy our obligations under the exchange and registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest. Outstanding notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

                                    BUSINESS

    We are an independent oil and gas company engaged in the exploration, development, acquisition, production and marketing of natural gas and liquids. We were incorporated in New York in 1924, the successor to a company formed in 1916, and have been a publicly held company since 1969. At December 31, 2001, The Anschutz Corporation, a private Denver-based corporation, owned approximately 33.7% of our outstanding common stock. We operate from production offices located in Lafayette and Metairie, Louisiana; Denver, Colorado; Anchorage, Alaska; and Calgary, Alberta and run our international business (other than Canada) from an office located in Houston, Texas. Our corporate headquarters is located in Denver, Colorado.

    Additional information concerning Forest is included in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                          DESCRIPTION OF THE NEW NOTES

    We will issue the new notes under an indenture (the "Indenture") between us and State Street Bank and Trust Company, as trustee (the "Trustee"). This is the same Indenture pursuant to which we issued the outstanding notes. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "1939 Act"). The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of these new notes.

    You will find the definitions of capitalized terms used in this description under the heading "Certain Definitions." For purposes of this description, references to "the Company," "we" and "us" refer only to Forest Oil Corporation and not to its subsidiaries. References to the "notes" refer to both the new notes and the outstanding notes.

    If the exchange offer contemplated by this prospectus is consummated, holders of outstanding notes who do not exchange those notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of such outstanding notes and the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new notes then outstanding.

PRINCIPAL, MATURITY AND INTEREST

    The new notes:

    - will be general unsecured senior obligations of the Company;

    - will be issued in this offering in an aggregate principal amount of $160.0 million;

    - may be issued in an unlimited principal amount, subject to compliance with the provisions of the indenture described below under "Limitation on Indebtedness;"

    - will mature on December 15, 2011;

    - will be issued in denominations of $1,000 and integral multiples of $1,000;

    - will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see "Book Entry; Delivery and Form");

    - will rank equally in right of payment with all existing and future Senior Indebtedness of the Company; and

    - will be senior in right of payment to any existing and future Subordinated Indebtedness of the Company.

    Interest on the new notes:

    - will accrue at the rate of 8% per annum;

    - will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2002;

    - will be payable to the holders of record on the June 1 or December 1 immediately preceding the related interest payment date;

    - will accrue from the date of issuance for the first interest payment date and from the most recent interest payment date for each interest payment date thereafter; and

    - will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    We will pay principal, premium, if any, and interest on the new notes and the new notes will be transferable, at the office or agency designated by the Company within the City and State of New York. In addition, in the event the new notes do not remain in book-entry form, we may pay interest, at our option, by check mailed to the registered holders of the new notes at their registered addresses as set forth in the Note Register. No service charge will be made for any transfer or exchange of new notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection therewith.

SUBSIDIARY GUARANTEES

    Under the circumstances described below under "--Certain Covenants-Future Subsidiary Guarantors," one or more Subsidiary Guarantors will jointly and severally guarantee the Company's payment obligations under the new notes. The Subsidiary Guarantee of each Subsidiary Guarantor will be an unsecured senior obligation of such Subsidiary Guarantor.

    Certain mergers, consolidations and dispositions of Property may result in the addition of additional Subsidiary Guarantors or the release of Subsidiary Guarantors. See "--Merger, Consolidation and Sale of Substantially All Assets." Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the indenture shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplementary indenture satisfactory to the Trustee.

    Each of the Company and any Subsidiary Guarantor will agree to contribute to any Subsidiary Guarantor which makes payments pursuant to its Subsidiary Guarantee, as applicable, an amount equal to the Company's or such Subsidiary Guarantor's proportionate share of such payment, based on the net worth of the Company or such Subsidiary Guarantor relative to the aggregate net worth of the Company and the Subsidiary Guarantors.

OPTIONAL REDEMPTION

    The notes will be redeemable, at the Company's option, at any time in whole, or from time to time in part, at a price equal to the greater of:

    - 100% of the principal amount of the new notes to be redeemed; or

    - the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

plus, in either case, accrued interest to the date of redemption.

    Notes called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the redemption price and the place(s) that payment will be made upon presentation and surrender of notes to be redeemed. Unless the Company defaults in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If less than all the notes are redeemed at any time, the Trustee will select the notes to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate.

    For purposes of determining the optional redemption price, the following definitions are applicable:

    "TREASURY YIELD" means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding the redemption date) of the Comparable Treasury issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the redemption date.

    "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the notes.

    "INDEPENDENT INVESTMENT BANKER" means J.P. Morgan Securities Inc. (and its successors), or, if such firm is unwilling or unable to select the applicable Comparable Treasury issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to us.

    "COMPARABLE TREASURY PRICE" means, with respect to any redemption date,
(a) the bid price for the Comparable Treasury issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third business day preceding the redemption date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time (i) the average of the Reference Treasury Dealer Quotations obtained by the Trustee for the redemption date, after excluding the highest and lowest of all Reference Treasury Dealer Quotations obtained, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Trustee.

    "REFERENCE TREASURY DEALER" means (i) J.P. Morgan Securities Inc. and its successors, unless it ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), in which case we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

    "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the new notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

SINKING FUND

    There will be no mandatory sinking fund payments for the notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

    If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of that

Holder's notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Company will offer a Change of Control Payment equal to 101% of the principal amount of the notes repurchased. The Company will also pay Holders of notes being redeemed accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating, among other things:

    - that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all notes (or portions thereof) properly tendered will be accepted for payment;

    - the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Company mails such notice (the "Change of Control Payment Date");

    - that any note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

    - that any notes (or portions thereof) not properly tendered will continue to accrue interest;

    - a description of the transaction or transactions constituting the Change of Control;

    - the procedures that Holders of notes must follow in order to tender their notes (or portions thereof) for payment and the procedures that Holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment; and

    - all other instructions and materials necessary to enable Holders to tender notes pursuant to the Change of Control Offer.

    Prior to the mailing of the notice to Holders of notes described above, but in any event within 30 days following any Change of Control, the Company covenants to:

    (1) repay or cause to be repaid in full all indebtedness of the Company and any Subsidiary Guarantor that would prohibit the repurchase of the notes pursuant to such Change of Control Offer; or

    (2) obtain any requisite consents under instruments governing any such Indebtedness of the Company and any Subsidiary Guarantor to permit the repurchase of the notes.

    The Company shall first comply with the covenant in the preceding sentence before it shall repurchase notes pursuant to this "Repurchase at the Option of Holders Upon a Change of Control" covenant.

    If the Company is unable to repay or cause to be repaid all indebtedness that would prohibit the repurchase of the notes or is unable to obtain the consents of the holders of Indebtedness, if any, outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of the notes validly tendered, or if the Company for any other reason fails to commence the Change of Control Offer when required to do so by the terms of this covenant, then the Company will have breached such covenant. This failure to commence the Change of Control Offer will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amounts of the notes outstanding. In addition, the failure by the Company to repurchase notes at the conclusion of the Change of Control Offer will constitute an Event of Default under the Indenture without any waiting period or notice requirements. Such Event of Default would, in turn, constitute a default under the existing Bank Credit Facilities and may constitute a default under the terms of any other Indebtedness of the Company or any Subsidiary Guarantor then outstanding.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached any covenant.

    The Company's obligation to repurchase the notes upon a Change of Control will be guaranteed on an unsecured senior basis, to the extent any Restricted Subsidiary becomes a Subsidiary Guarantor, by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee.

    If a Change of Control were to occur, there can be no assurance that the Company and the Subsidiary Guarantors, if any, would have sufficient financial resources, or would be able to arrange financing and pay the purchase price for all notes tendered by the Holders thereof. The provisions under the Indenture related to the Company's obligations to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified (at any time prior to the occurrence of such Change of Control) with the written consent of the Holders of a majority in principal amount of the notes.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party (including any Subsidiary of the Company) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

    A "CHANGE OF CONTROL" shall be deemed to occur if:

    (1) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of all classes of the Voting Stock of the Company outstanding or subject to currently exercisable warrants or options to acquire such Voting Stock;

    (2) the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Subsidiary) shall have occurred;

    (3) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company;

    (4) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction (for the purposes of this clause (4), the holders of the Voting Stock immediately prior to such transaction shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if the holders of the Voting Stock immediately prior to such transaction are the beneficial owners (as defined in clause 1 above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent corporation); or

    (5) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

    The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or transfer of "all or substantially all" the Company's and its Restricted Subsidiaries' assets taken as a whole. The Indenture is governed by New York law, and there is no established quantitative definition under New York law of "substantially all" the assets of a corporation. Accordingly, the ability of a Holder of notes to require the Company to repurchase such notes as a result of a sale, lease, conveyance or transfer of less than all the assets of the Company and its Restricted Subsidiaries taken as a whole may be uncertain.

    Except as described above with respect to a Change of Control, the Indenture does not contain any other provision that permits the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring,

CERTAIN COVENANTS

    COVENANT TERMINATION. In the event that at any time (a) the rating assigned to the notes by either S&P or Moody's is at least an Investment Grade Rating,
(b) the obligations under the Bank Credit Facilities cease to be secured and
(c) no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described below under "Limitation On Indebtedness," "Limitation On Restricted Payments," "Limitation On Issuance And Sale of Capital Stock of Restricted Subsidiaries," "Limitation On Asset Sales," "Limitation On Restrictions On Distributions From Restricted Subsidiaries" and "Future Subsidiary Guarantors." In addition, the Company will no longer be subject to the financial tests set forth in clauses (6) and (7) of the provisions of the Indenture described below under "Merger, Consolidation and Sale of Substantially All Assets." However, the Company will remain subject to the provisions of the Indenture described below under "Limitation on Liens" and "Restricted and Unrestricted Subsidiaries" and the provisions of the Indenture described above under "Repurchase at the Option of Holders Upon a Change of Control."

    LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either:

    (1) the Consolidated Interest Coverage Ratio would exceed 2.5 to 1.0; or

    (2) such Indebtedness is Permitted Indebtedness.

    "PERMITTED INDEBTEDNESS" means any and all of the following:

    (1) Indebtedness arising under the Indenture with respect to the notes issued on the Issue Date and any Subsidiary Guarantees relating thereto;

    (2) Indebtedness under Bank Credit Facilities, PROVIDED that the aggregate principal amount of all Indebtedness under Bank Credit Facilities, together with all Indebtedness Incurred pursuant to clause (10) of this paragraph in respect of Indebtedness previously Incurred under Bank Credit Facilities, at any one time outstanding does not exceed the greater of:

    - $600.0 million, which amount shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under Bank Credit Facilities and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to the provisions of the Indenture described under "--Limitation on Asset Sales;" and

    - an amount equal to the sum of (a) $150.0 million and (b) 25% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness;

    (3) Indebtedness to the Company or any Restricted Subsidiary by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Restricted Subsidiaries (but only so long as such Indebtedness is held by the Company or a Restricted Subsidiary);

    (4) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed);

    (5) Indebtedness under Permitted Hedging Agreements;

    (6) in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business;

    (7) Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (1) through (6) above;

    (8) Non-recourse Purchase Money Indebtedness;

    (9) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to clause (1) of the immediately preceding paragraph), PROVIDED that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (9), together with all Indebtedness Incurred pursuant to clause (10) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (9), at any one time outstanding does not exceed $75.0 million;

    (10) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (a) Indebtedness referred to in clauses (1), (2), (7),
(8) and (9) of this paragraph (including Indebtedness previously incurred pursuant to this clause (10)) and (b) Indebtedness Incurred pursuant to clause (1) of the immediately preceding paragraph, PROVIDED that, in the case of each of the foregoing clauses (a) and (b), such Indebtedness is Permitted Refinancing Indebtedness; and

    (11) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property.

    For purposes of determining compliance with the foregoing covenant:

    - in the event that an item of indebtedness (including Indebtedness Incurred by the Company to banks or other lenders) could be Incurred pursuant to more than one of the above provisions, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in (and to have incurred such Indebtedness pursuant to) one of the above clauses; and

    - an item of Indebtedness (including Indebtedness Incurred by the Company to banks or other lenders) may for this purpose be divided into more than one of the types of Indebtedness described above.

    LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired thereafter, or any interest therein or any income or profits therefrom, unless the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Permitted Liens.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted
Payment:

    (1) any Default or Event of Default would have occurred and be continuing;

    (2) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of the first paragraph under "--Limitation on indebtedness;" or

    (3) the aggregate amount expended or declared for all Restricted Payments from September 30, 2000 would exceed the sum (without duplication) of the following:

        (a) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding September 30, 2000 and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

        (b) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after September 30, 2000 from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants, or rights to purchase Capital Stock of the Company, plus

        (c) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after September 30, 2000, plus

        (d) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to any Subsidiary of the Company) on or after September 30, 2000 of convertible Indebtedness that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange or received by the Company from any such conversion or exchange of convertible Indebtedness issued or sold (other than to any Subsidiary of the Company) prior to September 30, 2000, plus

        (e) to the extent not otherwise included in the Company's Consolidated Net income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to September 30, 2000 in any Person resulting from (i) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of (x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments and
    (y) the Fair Market Value of such Unrestricted Subsidiary, plus

        (f) $25.0 million.

    As of September 30, 2001, the Company had total availability to make Restricted Payments under clause (3) above of approximately $131 million.

    The limitations set forth in the preceding paragraph will not prevent the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (1) below under which the payment of a dividend is permitted):

    (1) the payment of any dividend on Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with the preceding paragraph;

    (2) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries held by any current or former officers, directors, or employees of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Company's Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying United States or Canadian Federal income tax obligations; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, redemptions, acquisitions and retirements shall not exceed the sum of (a) $10.0 million in any twelve-month period and (b) the aggregate net proceeds, if any, received by the Company during such twelve-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

    (3) the purchase, redemption or other acquisition or retirement for value of any Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

    (4) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

    (5) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and (a) has an Average Life that is longer than the Average Life of the notes and (b) has a Stated Maturity for its final scheduled principal payment that is more than one year after the Stated Maturity of the final scheduled principal payment of the notes;

    (6) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Subordinated Indebtedness that is either (a) existing on the Issue Date or
(b) issued after the Issue Date in exchange for, or for aggregate net cash proceeds used to repurchase, redeem, legally defease or otherwise acquire or retire for value, Subordinated Indebtedness existing on the Issue Date; PROVIDED, HOWEVER, that the aggregate principal amount of such Subordinated Indebtedness issued after the Issue Date shall not exceed the aggregate principal amount of the Subordinated Indebtedness existing on the Issue Date so exchanged, repurchased, redeemed, legally defeased or otherwise acquired or retired for value; and

    (7) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the net cash proceeds of which are used solely (a) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (b) to refinance loans, together with accrued interest thereon, made pursuant to item (a) of this clause (7).

    The actions described in clauses (1) and (2) of this paragraph shall be included in the calculation of the amount of Restricted Payments. The actions described in clauses (3), (4), (5), (6) and (7) of this paragraph shall be excluded in the calculation of the amount of Restricted Payments, PROVIDED that the net cash proceeds from any issuance or sale of Capital Stock of the Company pursuant to such clauses (3), (4) or (7) shall be excluded from any calculations pursuant to clauses (b) or (c) under the immediately preceding paragraph.

    LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES. The Company will not (a) permit any Restricted Subsidiary to issue any Capital Stock or Redeemable Stock other than to the Company or one of its Wholly Owned Subsidiaries or (b) permit any Person other than the Company or a Wholly Owned Subsidiary to own any Capital Stock or Redeemable Stock of any other Restricted Subsidiary (other than directors' qualifying shares), except, in each case, for:

    (1) the sale of the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by the Company or any other Restricted Subsidiary effected in accordance with the provisions of the Indenture described under "--Limitation on Asset Sales;"

    (2) the issuance of Capital Stock or Redeemable Stock by a Restricted Subsidiary to a Person other than the Company or a Restricted Subsidiary; and

    (3) the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof;

PROVIDED, that any sale or issuance of Capital Stock of a Restricted Subsidiary shall be deemed to be an Asset Sale to the extent the percentage of the total outstanding Voting Stock of such Restricted Subsidiary owned directly and indirectly by the Company is reduced as a result of such sale or issuance; PROVIDED, FURTHER that if a Person whose Capital Stock was issued or sold in a transaction described in this paragraph is, as a result of such transaction, no longer a Restricted Subsidiary, then the Fair Market Value of Capital Stock of such Person retained by the Company and the other Restricted Subsidiaries shall be treated as an Investment for purposes of the provisions of the Indenture described under "--Limitation on Restricted Payments." In the event of the consummation of a sale of all the Capital Stock of a Restricted Subsidiary pursuant to the foregoing clause (1) and the execution and delivery of a supplemental indenture in form satisfactory to the Trustee, any such Restricted Subsidiary that is also a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

    LIMITATION ON ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

    (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

    (2) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Notes) or liabilities of any Restricted Subsidiary that made such Asset Sale (other than liabilities of any Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor's Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities ("Permitted Consideration"); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company and the Restricted Subsidiaries at any one time shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets.

    The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company, such Restricted Subsidiary or another Restricted Subsidiary, to the extent the Company elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to:

    (1) prepay, repay or purchase Pari Passu Indebtedness of the Company or a Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case excluding indebtedness owed to the Company or an Affiliate of the Company);

    (2) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

    (3) purchase notes or purchase both notes and one or more series or issues of other Pari Passu Indebtedness on a pro rata basis (excluding notes and Pari Passu Indebtedness owned by the Company or an Affiliate of the Company).

    Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, an offer to purchase notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") must be made by the Company at a purchase price equal to 100% of the principal amount of such notes plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Indebtedness Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the notes and such Pari Passu Indebtedness, and the aggregate principal amount of notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the notes tendered and the Trustee will select the notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and PROVIDED that all Holders of notes have been given the opportunity to tender their notes for purchase as described in the following paragraph in accordance with the Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

    Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Holders of the notes (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

    - that the Company is offering to purchase notes pursuant to the provisions of the Indenture;

    - that any note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date;

    - that any notes (or portions thereof) not properly tendered will continue to accrue interest;

    - the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date");

    - the aggregate principal amount of notes to be purchased;

    - a description of the procedure which Holders of notes must follow in order to tender their notes and the procedures that Holders of notes must follow in order to withdraw an election to tender their notes for payment; and

    - all other instructions and materials necessary to enable Holders to tender notes pursuant to the Prepayment Offer.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached any covenant.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless:

    (1) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary; and

    (2) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of:

        (a) $5.0 million but less than $10.0 million, an officer of the Company certifies that such transaction or series of transactions complies with clause (1) of this paragraph, as evidenced by an Officer's Certificate delivered to the Trustee;

        (b) $10.0 million but less than $50.0 million, the Board of Directors of the Company (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (1) of this paragraph, as evidenced by a certified resolution delivered to the Trustee; or

        (c) $50.0 million,

       - the Company receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary; and

       - the Board of Directors of the Company (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (1) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

    The limitations of the preceding paragraph do not apply to:

    (1) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries;

    (2) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's charter, bylaws and applicable statutory provisions;

    (3) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

    (4) loans made:

    - to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer) of the Company, the proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options; or

    - to refinance loans, together with accrued interest thereon, made pursuant to this clause (4);

    (5) advances and loans to officers, directors and employees of the Company or any Subsidiary, PROVIDED such loans and advances (excluding loans or advances made pursuant to the preceding clause (4)) do not exceed $10.0 million at any one time outstanding;

    (6) any Restricted Payment permitted to be paid pursuant to the provisions of the Indenture described under "--Limitations on Restricted Payments;"

    (7) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, PROVIDED that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary); or

    (8) any transaction or series of transactions pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to:

    (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock, or pay any indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary;

    (2) make loans or advances to the Company or any other Restricted Subsidiary; or

    (3) transfer any of its Property to the Company or any other Restricted Subsidiary.

    Such limitation will not apply:

        (a) with respect to clauses (1), (2) and (3), to encumbrances and restrictions:

        (i) in Bank Credit Facilities and other agreements and instruments, in each case as in effect on the Issue Date;

        (ii) relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary; or

       (iii) which result from the renewal, refinancing, extension or amendment of an agreement that is the subject of clause (a)(i) or (ii) above or clause (b)(i) or (ii) below,

PROVIDED that encumbrance or restriction is not materially less favorable to the Holders of Notes than those under or pursuant to the agreement so renewed, refinanced, extended or amended; and

        (b) with respect to clause (3) only, to:

        (i) any restriction on the sale, transfer or other disposition of Property relating to indebtedness that is permitted to be Incurred and secured under the provisions of the Indenture described under "--Limitation on Indebtedness" and "--Limitation on Liens;"

        (ii) any encumbrance or restriction applicable to Property at the time it is acquired by the Company or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition;

       (iii) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; and

        (iv) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

    FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Domestic Restricted Subsidiary having an aggregate of $25.0 million or more of Indebtedness and Preferred Stock outstanding at any time to promptly execute and deliver to the Trustee a Subsidiary Guarantee. In addition, any Restricted Subsidiary that Guarantees Indebtedness of the Company will be required to execute and deliver to the Trustee a Subsidiary Guarantee.

    RESTRICTED AND UNRESTRICTED SUBSIDIARIES. Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Domestic Subsidiary or a Canadian Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if:

    (1) such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

    (2) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary; and

    (3) (a) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary;

        (b) the Subsidiary to be so designated has total assets of $1,000 or less; or

        (c) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary and such Restricted Payment would be permitted to be made at the time of such designation under the provisions of the Indenture described under "--Limitation on Restricted Payments."

    Except as provided in the second sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of the first paragraph under "--Limitation on Indebtedness;" and no Default or Event of Default would occur or be continuing.

MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS

    The Company shall not consolidate with or merge with or into any Person, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, unless:

    (1) the resulting, surviving or transferee person (the "Successor Company") shall be a Person organized or existing under the laws of:

    - the United States of America, any State thereof or the District of Columbia; or

    - Canada or any province thereof;

    (2) a supplemental indenture is executed and delivered to the Trustee, in form satisfactory to the Trustee, by the Successor Company expressly assuming, if the Successor Company is not the Company, the obligations of the Company to pay the principal of and interest on the notes and to perform all the covenants of the Company under the Indenture (in which case the Successor Company shall be considered the issuer of the notes);

    (3) each Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture, in form satisfactory to the Trustee, confirming the obligation of such Subsidiary Guarantor to pay the principal of and interest on the notes pursuant to such Subsidiary Guarantor's Subsidiary Guarantee;

    (4) in the case of a conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, such Property shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person;

    (5) immediately after giving effect to such transaction (and treating, for purposes of this clause (5) and clauses (6) and (7) below, any Indebtedness which becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

    (6) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to, a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (1) of the first paragraph under "--Limitation on Indebtedness;"

    (7) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to, a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

    (8) the Company shall have delivered to the Trustee an Officer's Certificate, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture,

    The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, and, except in the case of the lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, the Company shall be released from its obligations under the Indenture.

REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will file with the Commission and furnish to the Holder of notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ADDITIONAL ASSETS" means:

    (1) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto;

    (2) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the provisions of the Indenture described under "--Certain Covenants-Restricted and Unrestricted Subsidiaries;"

    (3) the acquisition from third parties of Capital Stock of a Restricted Subsidiary; or

    (4) Permitted Business Investments.

    "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means (without duplication), as of the date of determination, the remainder of:

    (1) the sum of:

        (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from
    (i) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report; and
    (ii) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from
    (iii) estimated proved oil and gas reserves produced or disposed of since such year-end; and (iv) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); PROVIDED that, in the case of each of the determinations made pursuant to clauses (i) through
    (iv), such increases and decreases shall be as estimated by the Company's petroleum engineers;

        (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements;

        (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

        (d) the greater of (i) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and
    (ii) the Fair Market Value, as estimated by the Company, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus

    (2) the sum of:

        (a) minority interests;

        (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

        (c) to the extent included in (1)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

        (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

    If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

    "AFFILIATE" of any specified Person means any other Person:

    (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; or

    (2) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person.

    For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "ASSET SALE" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, "dispositions," and including dispositions pursuant to any consolidation or merger) by such Person in any single transaction or series of transactions of:

    (1) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries); or

    (2) any other Property of such Person;

    Notwithstanding the preceding, the term "Asset Sale" shall not include:

    (1) the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business;

    (2) the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business;

    (3) the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business;

    (4) any disposition that constitutes a Restricted Payment made in compliance with the provisions of the Indenture described under "--Certain
Covenants-Limitation on Restricted Payments;"

    (5) when used with respect to the Company, any disposition of all or substantially all of the Property of such Person permitted pursuant to the provisions of the Indenture described under "--Merger, Consolidation and Sale of Substantially All Assets;"

    (6) the disposition of any Property by such Person to the Company or a Wholly Owned Subsidiary;

    (7) the disposition of any asset with a Fair Market Value of less than $2.0 million; or

    (8) any Production Payments and Reserve Sales, PROVIDED that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

    "AVERAGE LIFE" means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing:

    (1) the sum of the products of:

    - the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by

    - the amount of each such principal payment, by

    (2) the sum of all such principal payments.

    "BANK CREDIT FACILITIES" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including pursuant to the Credit Agreement dated as of October 10, 2000, as amended on May 24, 2001, among the Company, the Lenders named therein, Bank of America N.A., as U.S. syndication agent, Citibank N.A., as US documentation agent and The Chase Manhattan Bank, as global administrative agent, and the Credit Agreement dated as of October 10, 2000, as amended on May 24, 2001, among Canadian Forest Oil ltd., each other subsidiary of Canadian Forest Oil Ltd. that becomes a borrower, the Lenders named therein, The Chase Manhattan Bank of Canada, as Canadian administrative agent, Bank of Montreal, as Canadian syndication agent, and The Chase Manhattan Bank, as global administrative agent) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, together with any extensions, revisions, restatements, refinancings or replacements thereof by a lender or syndicate of lenders; PROVIDED, HOWEVER, that any Indebtedness which otherwise would come within this definition shall not constitute Indebtedness under Bank Credit Facilities to the extent that the Company shall have determined at the time of Incurrence that such Indebtedness was Incurred pursuant to another provision of the covenant referred to under "Limitation on Indebtedness."

    "CANADIAN SUBSIDIARY" means a Subsidiary organized under the laws of Canada or any province thereof.

    "CAPITAL LEASE OBLIGATION" means any obligation which is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation.

    "CAPITAL STOCK" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; PROVIDED, HOWEVER, that "Capital Stock" shall not include Redeemable Stock.

    "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of:

    (1) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to

    (2) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; PROVIDED, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; PROVIDED FURTHER that any Consolidated Interest Expense with respect to Indebtedness incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs.

    In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (a) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (b) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

    "CONSOLIDATED INTEREST EXPENSE" means with respect to any Person for any period, without duplication:

    (1) the sum of:

        (a) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including (i) any amortization of debt discount, (ii) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all accrued interest and (v) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to any Bank Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period;

        (b) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock dividends of such Person's Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries;

        (c) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP;

        (d) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and

        (e) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less

    (2) to the extent included in (1) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (1) and (2) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom, without duplication:

    (1) items classified as extraordinary gains or losses net of taxes (less all fees and expenses relating thereto);

    (2) any gain or loss net of taxes (less all fees and expenses relating thereto), realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause (2) apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured);

    (3) the net income of any Restricted Subsidiary of such specified person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period;

    (4) the net income (or loss) of any other Person in which such Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period;

    (5) for the purposes of "--Certain Covenants-Limitation on Restricted Payments" only, the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition;

    (6) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

    (7) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates;

    (8) the cumulative effect of a change in accounting principles;

    (9) any write-downs of non-current assets, PROVIDED that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred;

   (10) any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of such Person or any of its Restricted Subsidiaries;

   (11) any non-cash gains or losses related to Exchange Rate Contracts and Oil and Gas Hedging Contracts, net of taxes;

   (12) any non-cash gains or losses related to foreign currency exchange, net of taxes; and

   (13) any expenses relating to the Forcenergy Merger, net of taxes.

    "CONSOLIDATED NET WORTH" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

    "DEFAULT" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

    "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

    "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

    "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

    "EBITDA" means, with respect to any Person for any period, an amount equal to the Consolidated Net Income of such Person for such period, plus:

    (1) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication:

    - income tax expense (but excluding income tax expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income);

    - Consolidated Interest Expense;

    - depreciation and depletion expense;

    - amortization expense;

    - exploration expense (if applicable); and

    - any other non-cash charges, less

    (2) to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication, income tax recovery (excluding, however, income tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income).

    "EQUITY OFFERING" means (a) a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission or
(b) a bona fide sale of common stock for cash to The Anschutz Corporation, in either case following the Issue Date.

    "EXCHANGED PROPERTIES" means properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.

    "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

    "FAIR MARKET VALUE" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or property transferred or received by any Person, the fair market value of such consideration or other property as determined by

    (1) any officer of the Company if such fair market value is less than $25 million; and

    (2) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $25 million.

    "FORCENERGY MERGER" means the transactions contemplated by the Agreement and Plan of Merger, dated as of July 10, 2000, among the Company, Forest Acquisition I Corporation, a Delaware corporation, and Forcenergy Inc, a Delaware corporation.

    "GAAP" means United States generally accepted accounting principles as in effect on the date of the Indenture, unless stated otherwise.

    "GOVERNMENT OBLIGATIONS" means securities that are:

    (1) direct obligations of the United States of America or Canada for the timely payment of which the full faith and credit of the United States of America or Canada is pledged; or

    (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or Canada, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or Canada which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depository receipt.

    "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness;

    (2) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

    (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

    Notwithstanding the preceding, a Guarantee by any Person shall not include:

    (1) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; or

    (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (2) of the definition of Permitted Investments.

    "HOLDER" means the Person in whose name a note is registered on the Securities Register.

    "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary held by another Restricted Subsidiary shall be deemed to be Incurred by the issuer of such Indebtedness in the event the Restricted Subsidiary holding such Indebtedness ceases to be a Restricted Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Restricted Subsidiary. For purposes of this definition, any non-interest bearing or other Indebtedness shall be deemed to have been Incurred (in an amount equal to its aggregate principal amount at its Stated Maturity) only on the date of original issue thereof.

    "INDEBTEDNESS" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

    (1) any obligation of such Person for borrowed money;

    (2) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including any such obligations Incurred in connection with the acquisition of Property, assets or businesses;

    (3) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

    (4) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable);

    (5) any Capital Lease Obligation of such Person;

    (6) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination;

    (7) any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments;

    (8) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party; and

    (9) any obligation of the type referred to in clauses (1) through (8) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

    Notwithstanding the preceding, Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; PROVIDED, HOWEVER, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

    "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

    "INVESTMENT" means, with respect to any Person:

    (1) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person; or

    (2) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business).

    Notwithstanding the preceding, Investments shall not include:

        (a) in the case of clause (1) as used in the definition of "Restricted Payments" only, any such amount paid through the issuance of Capital Stock of the Company; and

        (b) in the case of clause (1) or (2), extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

    "INVESTMENT GRADE RATING" means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent under any successor rating categories of Moody's) and the equivalent in respect of the rating categories of any Rating Agencies substituted for S&P or Moody's.

    "ISSUE DATE" means the date on which the notes first were issued under the Indenture.

    "LIEN" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of the provisions of the Indenture described under "--Certain Covenants-Limitation on Liens," a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

    "LIQUID SECURITIES" means securities:

    (1) of an issuer that is not an Affiliate of the Company;

    (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange or the Nasdaq National Market; and

    (3) as to which the Company or the Restricted Subsidiary holding such securities is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held.

    Notwithstanding the preceding, securities meeting the requirements of clauses (1), (2) and (3) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of:

    - the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments; and

    - 180 days following the date of receipt of such securities.

    If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under "--Certain Covenants-Limitation on Asset Sales," such securities shall be deemed not to have been Liquid Securities at any time.

    "MOODY'S" means Moody's Investors Service, Inc. and its successors.

    "NET AVAILABLE CASH" from an Asset Sale means cash proceeds received therefrom including:

    (1) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received; and

    (2) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding:

        (a) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale; and

        (b) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (1) and (2)), in each case net of:

        (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale;

        (ii) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, PROVIDED that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder;

       (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

        (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

    Notwithstanding the preceding, if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or any Restricted Subsidiary from escrow.

    "NET WORKING CAPITAL" means:

    (1) all current assets of the Company and its Restricted Subsidiaries; less

    (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP

    "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which:

    (1) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary:

    - is directly or indirectly liable for such Indebtedness; or

    - provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

    (2) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity,

    "OFFICERS' CERTIFICATE" means a certificate signed by:

    (1) the President or the Chief Executive Officer; and

    (2) the Chief Financial Officer, the Chief Accounting Officer or the Treasurer, of the Company and delivered to the Trustee, which shall comply with the Indenture.

    "OIL AND GAS BUSINESS" means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

    "OIL AND GAS HEDGING CONTRACT" means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

    "OIL AND GAS LIENS" means:

    (1) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

    (2) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

    (3) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; PROVIDED, HOWEVER, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

    (4) Liens arising in connection with Production Payments and Reserve Sales; and

    (5) Liens on pipelines or pipeline facilities that arise by operation of law.

    "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or a Subsidiary Guarantor that is PARI PASSU in right of payment to the notes or a Subsidiary Guarantee, as applicable.

    "PARI PASSU OFFER" means an offer by the Company or a Subsidiary Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

    "PERMITTED BUSINESS INVESTMENTS" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including:

    (1) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems; and

    (2) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farmin agreements, farmout agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties, excluding however, Investments in corporations other than Restricted Subsidiaries.

    "PERMITTED HEDGING AGREEMENTS" means:

    (1) Exchange Rate Contracts and Oil and Gas Hedging Contracts; and

    (2) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

    "PERMITTED INVESTMENTS" means any and all of the following:

    (1) Permitted Short-Term Investments;

    (2) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

    (3) Investments by any Restricted Subsidiary in the Company;

    (4) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary;

    (5) Investments by the Company or any Restricted Subsidiary in (a) any Person that will, upon the making of such Investment, become a Restricted Subsidiary or (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

    (6) Investments in the form of securities received from Asset Sales, PROVIDED that such Asset Sales are made in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales;"

    (7) Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary;

    (8) relocation allowances for, and advances and loans to, officers, directors, and employees of the Company or any of its Restricted Subsidiaries; PROVIDED such items do not exceed in the aggregate $10.0 million at any one time outstanding;

    (9) Investments intended to promote the Company's strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 10% of the Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon the return of capital thereof);

   (10) Investments made for the purpose of acquiring gas marketing contracts in an aggregate amount not to exceed $25.0 million at any one time outstanding;

   (11) Investments made pursuant to Permitted Hedging Agreements of the Company and the Restricted Subsidiaries; and

   (12) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than investments described in clauses (1) through (11) above).

    "PERMITTED LIENS" means any and all of the following:

    (1) Liens existing as of the Issue Date; PROVIDED, HOWEVER, that in the event all the conditions described above under "Certain Covenants-Covenant Termination" shall have been satisfied and the Company and its Restricted Subsidiaries shall no longer be subject to the provisions of the Indenture terminated in accordance with such provision, Liens securing Indebtedness under the Bank Credit Facilities shall no longer be deemed to be Permitted Liens by reason of this clause (1);

    (2) Liens securing the notes, any Subsidiary Guarantees and other obligations arising under the Indenture;

    (3) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), PROVIDED that Liens are not extended to other Property of the Company or its Restricted Subsidiaries;

    (4) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), PROVIDED that Liens are not extended to other Property of the Company or its Restricted Subsidiaries;

    (5) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their Property (including:

        (a) easements, rights of way and similar encumbrances;

        (b) rights or title of lessors under leases (other than Capital Lease Obligations);

        (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks;

        (d) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens;

        (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice; and

        (f) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable));

    (6) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

    (7) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $25.0 million;

    (8) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries;

    (9) Liens securing purchase money Indebtedness or Capital Lease Obligations, PROVIDED that Liens attach only to the Property acquired with the proceeds of such purchase money Indebtedness or the Property which is the subject of such Capital Lease Obligations;

   (10) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations), PROVIDED that (a) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness and
(b) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

   (11) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted by the provisions of the Indenture described under "--Limitation on Restricted Payments;"

   (12) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof;

   (13) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (1), (2), (3), (4), (9) and (10) above; PROVIDED, HOWEVER, that (a) such new Lien shall be limited to all or part of the same Property (including future improvements thereon and accessions thereto) subject to the original Lien and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

   (14) Liens in favor of the Company or a Restricted Subsidiary; and

   (15) Liens not otherwise permitted by clauses (1) through (14) above incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and encumbering Property having an aggregate Fair Market Value not in excess of $10.0 million at any one time.

    Notwithstanding anything in this definition to the contrary, the term "Permitted Liens" shall not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than:

    (1) any such Liens existing as of the Issue Date;

    (2) Production Payments and Reserves Sales in connection with the acquisition of any Property after the Issue Date, PROVIDED that any such Lien created in connection therewith is created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property;

    (3) Production Payments and Reserve Sales, other than those described in clauses (1) and (2) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with the provisions of the Indenture described under "--Limitation on Asset Sales;" and

    (4) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company and any Restricted Subsidiary.

Notwithstanding the preceding, in the case of the immediately foregoing clauses
(1), (2), (3) and (4), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Production Payments and Reserve Sales.

    "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness ("new Indebtedness") Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"); PROVIDED, HOWEVER, that:

    (1) such new Indebtedness is in an aggregate principal amount not in excess of the sum of:

    - the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination); and

    - an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing;

    (2) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness;

    (3) such new Indebtedness has an Average Life at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life of the old Indebtedness at such time;

    (4) such new Indebtedness is subordinated in right of payment to the notes (or, if applicable, the relevant Subsidiary Guarantee) to at least the same extent, if any, as the old Indebtedness;

    (5) if such old Indebtedness is Non-recourse Purchase Money Indebtedness or Indebtedness that refinanced Non-recourse Purchase Money Indebtedness, such new Indebtedness satisfies clauses (1) and (2) of the definition of "Non-recourse Purchase Money Indebtedness;" and

    (6) such new Indebtedness is not incurred by a Restricted Subsidiary which thereafter will not be a Subsidiary Guarantor to refinance old Indebtedness of the Company or a Subsidiary Guarantor.

    "PERMITTED SHORT-TERM INVESTMENTS" means:

    (1) Investments in Government Obligations maturing within one year of the date of acquisition thereof;

    (2) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia, or Canada or any Province thereof, that is a member of the Federal Reserve System or comparable Canadian system and has capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term Indebtedness is rated "A" (or such similar equivalent rating), or higher, according to Moody's or Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc.;

    (3) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, PROVIDED that (a) all such deposits have been made in such accounts in the ordinary course of business and (b) such deposits do not at any one time exceed $20.0 million in the aggregate;

    (4) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) entered into with a bank meeting the qualifications described in clause (2);

    (5) Investments in commercial paper or notes, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia, or Canada or any Province thereof, with a short-term rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or "R-1" (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer) or a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

    (6) Investments in any money market mutual fund having assets in excess of $250.0 million all of which consist of other obligations of the types described in clauses (1), (2), (4) and (5) hereof; and

    (7) Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-1" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer).

    "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; PROVIDED, HOWEVER that "Preferred Stock" shall not include Redeemable Stock.

    "PRINCIPAL" of any Indebtedness (including the notes) means the principal amount of such Indebtedness plus any premium on such Indebtedness.

    "PRODUCTION PAYMENTS AND RESERVE SALES" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

    "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

    "RATING AGENCIES" means (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the new notes publicly available, a nationally recognized U.S. rating agency or agencies, as the cases may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

    "REDEEMABLE STOCK" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the notes; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the notes; PROVIDED, HOWEVER, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

    "RESTRICTED PAYMENT" means:

    (1) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company's shareholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) on the Capital Stock or Redeemable Stock of any Restricted Subsidiary;

    (2) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock, or any options, warrants or other rights to acquire Capital Stock or Redeemable Stock, of the Company or of a Restricted Subsidiary;

    (3) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Subordinated Indebtedness, PROVIDED that this clause (3) shall not include any such payment with respect to (a) any such Subordinated Indebtedness to the extent of Excess Proceeds remaining after compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales" and to the extent required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued or (b) the purchase, repurchase or other acquisition of any such Subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition; or

    (4) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated an Unrestricted Subsidiary pursuant to the provision of the Indenture described under "--Certain Covenants--Restricted and Unrestricted Subsidiaries."

    "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

    "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

    "SENIOR INDEBTEDNESS OF THE COMPANY" means the obligations of the Company with respect to Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes.

    Notwithstanding the preceding, Senior Indebtedness of the Company shall not include:

    (1) Indebtedness of the Company to a Subsidiary of the Company;

    (2) amounts owed for goods, materials or services purchased in the ordinary course of business;

    (3) Indebtedness Incurred in violation of the Indenture;

    (4) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company;

    (5) any liability for federal, state, local or other taxes owed or owing by the Company;

    (6) any Indebtedness of the Company that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company;

    (7) Subordinated Indebtedness of the Company;

    (8) Indebtedness of the Company that is represented by Redeemable Stock; and

    (9) in-kind obligations relating to net oil and gas balancing positions.

    "SENIOR INDEBTEDNESS OF ANY SUBSIDIARY GUARANTOR" has a correlative meaning.

    "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

    "STATED MATURITY," when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated or junior in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

    "SUBSIDIARY" of a Person means:

    (1) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by:

        (a) the first Person;

        (b) the first Person and one or more of its Subsidiaries; or

        (c) one or more of the first Person's Subsidiaries; or

    (2) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (a), (b) or (c) above.

    "SUBSIDIARY GUARANTOR" means, unless released from its Subsidiary Guarantee as permitted by the Indenture, any Restricted Subsidiary that becomes a Guarantor of the notes in compliance with the

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
provisions of the Indenture and executes a supplemental indenture agreeing to be bound by the terms of the Indenture.

    "SUBSIDIARY GUARANTEE" means an unconditional, unsecured senior subordinated Guarantee of the notes given by any Restricted Subsidiary pursuant to the terms of the Indenture.

    "TRADE ACCOUNTS PAYABLE" means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

    "UNRESTRICTED SUBSIDIARY" means:

    (1) each Subsidiary of the Company that the Company has designated pursuant to the provision of the Indenture described under "--Certain
Covenants--Restricted and Unrestricted Subsidiaries" as an Unrestricted Subsidiary; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

    "VOLUMETRIC PRODUCTION PAYMENTS" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

    "VOTING STOCK" of any Person means Capital Stock of any Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

DEFEASANCE AND COVENANT DEFEASANCE

    The Company and the Subsidiary Guarantors will, at the election of the Company at any time, be discharged from all their obligations with respect to the notes ("Legal Defeasance") except for obligations:

    (1) to exchange or register the transfer of notes;

    (2) to replace stolen, lost or mutilated notes;

    (3) to maintain paying agencies; and

    (4) to hold moneys for payment in trust.

    In addition, the Company may omit to comply with certain covenants, including those described under "--Repurchase at the Option of Holders Upon a Change of Control," "--Certain Covenants" and in clauses (6) and (7) under the first paragraph of "--Merger, Consolidation and Sale of Substantially All Assets" ("Covenant Defeasance") and the occurrence of the Events of Default described below in clauses (3) and (4) (with respect to such covenants) and clauses (5), (6), (7) (with respect to Significant Subsidiaries) and (8)), under "--Events of Default and Notice" will be deemed not to be or result in an Event of Default.

    Such Legal Defeasance or Covenant Defeasance may occur only if, among other things, the Company:

    (1) deposits in trust for the benefit of the Holders of the notes money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, interest and any premium in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes at Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indenture and the notes;

    (2) in the case of Legal Defeasance, delivers to the Trustee an Opinion of United States Counsel to the effect that:

        (a) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or since the date of Indenture there has been a change in the applicable federal income tax law, in either case to the effect that Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur; and

        (b) the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 or that such trust is qualified thereunder or exempt from regulation thereunder;

    (3) in the case of Covenant Defeasance, delivers to the Trustee an Opinion of United States Counsel to the effect that:

        (a) Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur; and

        (b) that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 or that such trust is qualified thereunder or exempt from regulation thereunder.

    If the Company were to exercise this option and the notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the notes at the time of their Stated Maturity but might not be sufficient to pay amounts due on the notes upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

    If the Company exercises either of the options described above, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

EVENTS OF DEFAULT AND NOTICE

    The following are summaries of Events of Default under the Indenture with respect to the notes:

    (1) failure to pay any interest on the notes when due, continued for 30 days;

    (2) failure to pay principal or any premium on the notes when due;

    (3) failure to comply with the provisions of the Indenture described under "Merger, Consolidation and Sale of Substantially All Assets;"

    (4) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 60 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the notes;

    (5) a default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money (other than Non-recourse Purchase Money Indebtedness) which results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an amount

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greater than $10.0 million if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture;

    (6) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $10.0 million and such judgment or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

    (7) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; or

    (8) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

    If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the notes by notice as provided in the Indenture may declare the principal amount of the notes to be due and payable immediately. If an Event of Default described in clause (7) above occurs, the principal amount of all the notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

    No Holder of notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

    (1) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the new notes;

    (2) the Holders of at least 25% in aggregate principal amount of the notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

    (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the notes a direction inconsistent with such request, within 60 days after such notice, request and offer.

    However, such limitations do not apply to a suit instituted by a Holder of notes for the enforcement of payment of the principal of or any premium or interest on such notes on or after the applicable due date specified in such notes.

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
MODIFICATION OF THE INDENTURE; WAIVER

    Modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee without the consent of any Holders of notes in certain limited circumstances, including:

    (1) to cure any ambiguity, omission, defect or inconsistency;

    (2) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole and certain other events specified in the provisions of the Indenture described under "--Merger, Consolidation and Sale of Substantially All Assets;"

    (3) to provide for uncertificated notes in addition to or in place of certificated notes;

    (4) to comply with any-requirement of the Commission in order to effect or maintain the qualification of the Indenture under the 1939 Act;

    (5) to make any change that does not adversely affect the rights of any Holder of notes in any material respect;

    (6) to add or remove Subsidiary Guarantors pursuant to the procedure set forth in the Indenture; and

    (7) to make certain other modifications and amendments as set forth in the Indenture.

    The Company, the Subsidiary Guarantors and the Trustee may, with the written consent of the Holders of not less than a majority in aggregate principal amount of the notes, execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the notes, except that no such supplemental indenture, amendment or waiver may, without the consent of all the Holders of notes, among other things:

    (1) reduce the principal amount of notes whose Holders must consent to an amendment or waiver;

    (2) reduce the rate of or change the time for payment of interest on any notes;

    (3) change the currency in which any amount due in respect of the notes is payable;

    (4) reduce the principal of or any premium on or change the Stated Maturity of any notes or alter the redemption or repurchase provisions with respect thereto;

    (5) reduce the relative ranking of any notes;

    (6) release any security that may have been granted to the Trustee in respect of the notes;

    (7) at any time after a Change of Control or an Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control Offer or Prepayment Offer;

    (8) cause the Company or any Subsidiary Guarantor to be required to make any deduction or withholding from payments made under or with respect to the notes; or

    (9) make certain other significant amendments or modifications as specified in the indenture.

    The Holders of at least a majority in principal amount of the notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of at least a majority in principal amount of the notes may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holders of each note.

NOTICES

    Notices to Holders of the notes will be given by mail to the addresses of such Holders as they may appear in the Security Register.

GOVERNING LAW

    The Indenture and the notes are governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

BOOK-ENTRY; DELIVERY AND FORM

    The new notes will be issued in the form of one or more global securities. The global securities will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and trustee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global securities directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

    Notes that are issued as described below under "--Certificated Notes" will be issued in definitive form. Upon the transfer of notes in definitive form, such notes will, unless the global securities have previously been exchanged for notes in definitive form, be exchanged for an interest in the global securities representing the aggregate principal amount of notes being transferred.

    The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. The Company takes no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

    DTC has advised us that it is:

    - a limited purpose trust company organized under the laws of the State of New York;

    - a "banking organization" within the meaning of the New York Banking Law;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

    - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

    DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

    We expect that pursuant to procedures established by DTC:

    - upon deposit of the global securities, DTC will credit on its book-entry registrations and transfer system, the aggregate principal amount of the new notes represented by such global securities to the accounts of participants exchanging outstanding notes; and

    - ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

    The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

    So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:

    - will not be entitled to have notes represented by the global note registered in their names;

    - will not receive or be entitled to receive physical delivery of certificated notes; and

    - will not be considered the owners or holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

    Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of notes under the Indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

    Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those notes under the Indenture. Under the terms of the Indenture, the Company and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither the Company nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    Although DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    If:

    - DTC notifies the Company that DTC is at any time unwilling or unable to continue as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation;

    - the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the Indenture; or

    - upon the occurrence of some other events as provided in the Indenture;

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon the issuance of certificated notes, the trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

    Neither the Company nor the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                              PLAN OF DISTRIBUTION

    Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

    - you acquire the new notes in the ordinary course of your business; and

    - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

    You may not participate in the exchange offer if you are:

    - our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933; or

    - a broker-dealer that acquired outstanding notes directly from us.

    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until             , 2002, all dealers effecting
transactions in new notes may be required to deliver a prospectus.

    If you wish to exchange new notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering--Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

    We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

    - in negotiated transactions;

    - through the writing of options on the new notes or a combination of such methods of resale;

    - at market prices prevailing at the time of resale; and

    - at prices related to such prevailing market prices or negotiated prices.

    Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

    For a period of 180 days after the consummation of this exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

    We believe that the exchange of outstanding notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

                                 LEGAL MATTERS

    The validity of and certain tax matters regarding the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P.

                                    EXPERTS

    The consolidated balance sheets of Forest as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http:// www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.

    We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this offering memorandum, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the initial purchasers have sold all of the notes (except information included in any Form 8-K under Item 9 thereof).

    - Annual Report on Form 10-K, as amended by the Form 10-K/A, for the year ended December 31, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

    - Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

    - Current Report on Form 8-K dated February 5, 2002 (press release announcing drillbit reserve replacement);

    - Current Report on Form 8-K dated November 30, 2001 (press release announcing the closing of a transaction with Unocal Corporation to jointly explore certain properties in the central Gulf of Mexico);

    - Current Report on Form 8-K dated November 7, 2001 (interim financial statements for the quarterly period ended September 30, 2001);

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
    - Current Report on Form 8-K dated November 6, 2001 (announcing the disposition of common stock by Lehman Brothers Holdings Inc.);

    - Current Report on Form 8-K dated November 6, 2001 (press release announcing that Forest had entered into a memorandum of understanding with Unocal Corporation to jointly explore certain properties in the central Gulf of Mexico);

    - Current Report on Form 8-K dated July 12, 2001 (press release announcing resignation of President and Chief Operating Officer);

    - Current Report on Form 8-K dated March 15, 2001 (summarized financial information of Forest for the month ended January 31, 2001 reflecting the results of the combined company after the Forcenergy merger);

    - Current Report on Form 8-K dated March 14, 2001 (press release announcing updates to the production forecast for the first quarter 2001);

    - Current Report on Form 8-K dated February 14, 2001 ((i) press release announcing earnings for the fourth quarter and year ending December 31, 2000 and updated 2001 forecast information; and (ii) press release announcing operations results and 2001 plans); and

    All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the notes offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    You may request a copy of any of the documents summarized in this prospectus or incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address and phone number:

           Newton W. Wilson, III
           Senior Vice President-Legal Affairs and Corporate Secretary Forest Oil Corporation
           1600 Broadway Suite 2200
           Denver, Colorado 80202
           (303) 812-1400

                           FORWARD-LOOKING STATEMENTS

    The information in this prospectus, including information in documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts or present facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated herein by reference.

    Forward-looking statements appear in a number of places and include statements with respect to, among other things:

    - estimates of our future natural gas and liquids production, including estimates of any increases in oil and gas production;

    - planned capital expenditures and the availability of capital resources to fund capital expenditures;

    - our outlook on oil and gas prices;

    - estimates of our oil and gas reserves;

    - any estimates of future earnings growth;

    - the impact of political and regulatory developments;

    - our future financial condition or results of operations and our future revenues and expenses; and

    - our business strategy and other plans and objectives for future operations.

    We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, third party interruption of sales to market, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures and the other risks described in this prospectus and in the documents incorporated herein by reference. The financial results of our foreign operations are also subject to currency exchange rate risks.

    Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by geological engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.

    Should one or more of the risks or uncertainties described above or elsewhere in this prospectus or in the documents incorporated herein by reference occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages.

    All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), in which Forest Oil Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful, and (5) provide for the advancement of litigation expenses upon a receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

    Article IX of the Bylaws of Forest Oil Corporation contains very broad indemnification provisions which permit the Company to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this Bylaw is an exclusive method of indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

       EXHIBIT
       NUMBER                                     EXHIBITS
---------------------                             --------
        3.1             Restated Certificate of Incorporation of Forest Oil
                        Corporation, dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil
                        Corporation for the quarter ended September 30, 1993 (File
                        No. 0-4597).

        3.2             Certificate of Amendment of the Restated Certificate of
                        Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995
                        (File No. 0-4597).

        3.3 Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995
                        (File No. 0-4597).

        3.4             Certificate of Amendment of the Certificate of Incorporation
                        dated as of January 5, 1996, incorporated herein by
                        reference to Exhibit 3(i)(c) to Forest Oil Corporation's
                        Registration Statement on Form S-2 (File No. 33-64949).

        3.5             Certificate of Amendment of the Certificate of Incorporation
                        dated as of December 7, 2000, incorporated herein by
                        reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil
                        Corporation for the year ended December 31, 2000 (File
                        No. 001-13515).

        3.6             Restated Bylaws of Forest Oil Corporation dated as of
                        February 14, 2001, incorporated herein by reference to
                        Exhibit 3(ii) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

        4.1             Indenture dated as of September 29, 1997 among Canadian
                        Forest Oil Ltd., Forest Oil Corporation and State Street
                        Bank and Trust Company, incorporated herein by reference to
                        Exhibit 4.1 to Forest Oil Corporation's Registration
                        Statement on Form S-4 dated October 31, 1997 (File
                        No. 333-39255).

        4.2*            Supplemental Indenture dated December 1, 1999 among Forest
                        Oil Corporation, Canadian Forest Oil Ltd., Producers
                        Marketing Ltd., and State Street Bank and Trust Company.

        4.3             Indenture dated as of February 5, 1999 between Forest Oil
                        Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.16 to Forest
                        Oil Corporation's Registration Statement on Form S-3 dated
                        November 14, 1996, as amended (File No. 333-16125).

        4.4             Indenture dated as of June 21, 2001 between Forest Oil
                        Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.2 to Form 10-Q for Forest Oil Corporation for the quarter ended
                        June 30, 2001 (File No. 001-13515).

        4.5*            Indenture dated as of December 7, 2001 between Forest Oil
                        Corporation and State Street Bank and Trust Company.

        4.6             Rights Agreement between Forest Oil Corporation and Mellon
                        Securities Trust Company, as Rights Agent dated as of
                        October 14, 1993, incorporated herein by reference to
                        Exhibit 4.3 to Form 10-Q for Forest Oil Corporation for the
                        quarter ended September 30, 1993 (File No. 0-4597).

       EXHIBIT
       NUMBER                                     EXHIBITS
---------------------                             --------
        4.7             Amendment No. 1 dated as of July 27, 1995 to Rights
                        Agreement dated as of October 14, 1993 between Forest Oil
                        Corporation and Mellon Securities Trust Company,
                        incorporated herein by reference to Exhibit 99.5 of
                        Form 8-K for Forest Oil Corporation dated October 11, 1995
                        (File No. 0-4597).

        4.8             Amendment No. 2, dated as of June 25, 1998 to Rights
                        Agreement, dated as of October 14, 1993, between Forest Oil
                        Corporation and Mellon Securities Trust Company,
                        incorporated herein by reference to Exhibit 99.1 to
                        Form 8-K for Forest Oil Corporation, dated June 25, 1998
                        (File No. 001-13515).

        4.9             Amendment No. 3, dated as of September 1, 1998 to Rights
                        Agreement, dated as of October 14, 1993, between Forest Oil
                        Corporation and Mellon Securities Trust Company,
                        incorporated herein by reference to Exhibit 4.13 to Forest
                        Oil Corporation Registration Statement on Form S-4, dated
                        November 6, 2000 (File No. 333-49376).

        4.10            Amendment No. 4, dated as of July 10, 2000, to Rights
                        Agreement, dated as of October 14, 1993, between Forest Oil
                        Corporation and Mellon Securities Trust Company,
                        incorporated herein by reference to Exhibit 4.14 to Forest
                        Oil Corporation Registration Statement on Form S-4, dated
                        November 6, 2000 (File No. 333-49376).

        4.11            Registration Rights Agreement, dated as of July 10, 2000, by and between Forest Oil Corporation and the other signatories thereto, incorporated herein by reference to Exhibit 4.15 to
                        Forest Oil Corporation Registration Statement on Form S-4,
                        dated November 6, 2000 (File No. 333-49376).

        4.12            Credit Agreement, dated as of October 10, 2000, among Forest
                        Oil Corporation, the lenders party thereto, Bank of
                        America, N.A., as U.S. Syndication Agent, Citibank, N.A., as
                        U.S. Documentation Agent, and The Chase Manhattan Bank, as
                        Global Administrative Agent, incorporated herein by
                        reference to Exhibit 4.12 to Form 10-K for Forest Oil
                        Corporation for the year ended December 31, 2000 (File
                        No. 001-13515).

        4.13            Canadian Credit Agreement, dated as of October 10, 2000,
                        among Canadian Forest Oil Ltd., the subsidiary borrowers
                        from time to time parties thereto, the lenders party
                        thereto, Bank of Montreal, as Canadian Syndication Agent,
                        The Toronto-Dominion Bank, as Canadian Documentation Agent,
                        The Chase Manhattan Bank of Canada, as Canadian
                        Administrative Agent, and The Chase Manhattan Bank, as
                        Global Administrative Agent, incorporated herein by
                        reference to Exhibit 4.14 to Form 10-K for Forest Oil
                        Corporation for the year ended December 31, 2000 (File
                        No. 001-13515).

        4.14            Mortgage, Deed of Trust, Assignment, Security Agreement,
                        Financing Statement and Fixture Filing from Forest Oil
                        Corporation to Robert C. Mertensotto, trustee, and
                        Gregory P. Williams, trustee (Utah), and The Chase
                        Manhattan Bank, as Global Administrative Agent, dated as of
                        December 7, 2000, incorporated herein by reference to
                        Exhibit 4.13 to Form 10-K for Forest Oil Corporation for
                        the year ended December 31, 2000 (File No. 001-13515).

        4.15            First Amendment to Combined Credit Agreement dated as of
                        May 24, 2001, by and between Forest Oil Corporation,
                        Canadian Forest Oil Ltd., each of the lenders that is a
                        party thereto, Bank of America, N.A., as U.S. Syndication
                        Agent, Citibank. N.A., as U.S. Documentation Agent, The
                        Chase Manhattan Bank of Canada, as Canadian Administrative
                        Agent, Bank of Montreal, as Canadian Syndication Agent, The
                        Toronto-Dominion Bank, as Canadian Documentation Agent, and
                        The Chase Manhattan Bank, as Global Administrative Agent,
                        incorporated herein by reference to Exhibit 4.1 to
                        Form 10-Q for Forest Oil Corporation for the quarter ended
                        June 30, 2001 (File No. 001-13515).

       EXHIBIT
       NUMBER                                     EXHIBITS
---------------------                             --------
        4.16*           Exchange and Registration Rights Agreement between Forest
                        Oil Corporation and the other signatories thereto dated as of December 7, 2001.

        5.1*            Opinion of Vinson & Elkins L.L.P., as to the validity of the securities being registered.

        8.1* Opinion of Vinson & Elkins L.L.P. regarding certain tax matters (included in Exhibit 5.1).

       10.1             Description of Executive Life Insurance Plan, incorporated herein by reference to Exhibit 10.2 to Form 10-K for Forest
                        Oil Corporation for the year ended December 31, 1991 (File
                        No. 0-4597).

       10.2             Form of non-qualified Supplemental Executive Retirement
                        Plan, incorporated herein by reference to Exhibit 10.4 to Form 10-K for Forest Oil Corporation for the year ended
                        December 31, 1990 (File No. 0-4597).

       10.3             Form of Executive Retirement Agreement, incorporated herein by reference to Exhibit 10.5 to Form 10-K for Forest Oil
                        Corporation for the year ended December 31, 1990 (File
                        No. 0-4597).

       10.4             Forest Oil Corporation 1996 Stock Incentive Plan and Option
                        Agreement, incorporated herein by reference to Exhibit 4.1 to Form S-8 for Forest Oil Corporation dated June 7, 1996
                        (File No. 0-4597).

       10.5             First Amendment to Forest Oil Corporation 1996 Stock
                        Incentive Plan, incorporated herein by reference to
                        Exhibit 10.1 to Form 10-Q for Forest Oil Corporation for the
                        quarter ended June 30, 2001 (File No. 001-13515).

       10.6             Second Amendment to Forest Oil Corporation 1996 Stock
                        Incentive Plan, incorporated herein by reference to
                        Exhibit 10.2 to Form 10-Q for Forest Oil Corporation for the
                        quarter ended June 30, 2001 (File No. 001-13515).

       10.7 Form of Executive Severance Agreement, incorporated herein by reference to Exhibit 10.9 to Form 10-K for Forest Oil
                        Corporation for the year ended December 31, 1993 (File
                        No. 0-4597).

       10.8             Form of First Amendment to Severance Agreement, incorporated herein by reference to Exhibit 10.4 to Form 10-Q for Forest
                        Oil Corporation for the quarter ended June 30, 2001 (File
                        No. 001-13515).

       10.9 Form of Executive Severance Agreement, incorporated herein by reference to Exhibit 10.3 to Form 10-Q for Forest Oil
                        Corporation for the quarter ended June 30, 2001 (File
                        No. 001-13515).

       10.10*           Form of Executive Severance Agreement.

       10.11            Employment Agreement, dated as of February 15, 2000, between
                        Forcenergy Inc and Gary E. Carlson, incorporated herein by reference to Exhibit 10.8 to Form 8-K for Forcenergy Inc
                        filed on February 16, 2000 (File No. 0-26444).

       10.12            Forest Oil Corporation 2001 Stock Incentive Plan,
                        incorporated herein by reference to Exhibit 4.1 to Form S-8 for Forest Oil Corporation dated June 6, 2001 (File
                        No. 333-62408).

       10.13            Form of Employee Stock Option Agreement, incorporated herein by reference to Exhibit 4.2 to Form S-8 for Forest Oil
                        Corporation dated June 6, 2001 (File No. 333-62408).

       EXHIBIT
       NUMBER                                     EXHIBITS
---------------------                             --------
       10.14            Form of Non-Employee Director Stock Option Agreement,
                        incorporated herein by reference to Exhibit 4.2 to Form S-8 for Forest Oil Corporation dated June 6, 2001 (File
                        No. 333-62408).

       12.1*            Computation of Ratio of Earnings to Fixed Charges.

       21.1 List of Subsidiaries of Registrant, incorporated herein by reference to Exhibit 21 to Form 10-K for Forest Oil
                        Corporation for the year ended December 31, 2000 (File
                        No. 001-13515).

       23.1*            Consent of KPMG LLP.

       23.2*            Consent of Vinson & Elkins L.L.P. (included in
                        Exhibit 5.1).

       24.1*            Powers of Attorney (included on the signature pages hereof).

       25.1* Statement of Eligibility on Form T-1 of State Street Bank and Trust Company.

       99.1*            Form of Letter of Transmittal.

       99.2*            Form of Letter to Clients.

       99.3*            Form of Letter to Registered Holders and DTC Participants.

       99.4*            Form of Notice of Guaranteed Delivery.

------------------------

*   Filed herewith.

    (b) Financial Data Schedule.

    Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on the 6th day of February, 2002.

                                             FOREST OIL CORPORATION

                                             By:  /s/ ROBERT S. BOSWELL
                                                  -------------------------------------------
                                                  Robert S. Boswell
                                                  Chairman and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Keyte, Newton W. Wilson, III and
Joan C. Sonnen and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

         SIGNATURE                              TITLE                            DATE
         ---------                              -----                            ----
/s/ ROBERT S. BOSWELL            Chairman and Chief Executive Officer
---------------------------         (Principal Executive Officer)         February 6, 2002
Robert S. Boswell

/s/ DAVID H. KEYTE                Executive Vice President and Chief
---------------------------     Financial Officer (Principal Financial    February 6, 2002
David H. Keyte                                 Officer)

/s/ JOAN C. SONNEN                Vice President--Controller, Chief
---------------------------   Accounting Officer and Assistant Secretary  February 6, 2002
Joan C. Sonnen                      (Principal Accounting Officer)

/s/ PHILIP F. ANSCHUTZ
---------------------------                    Director                   February 6, 2002
Philip F. Anschutz

/s/ WILLIAM L. BRITTON
---------------------------                    Director                   February 6, 2002
William L. Britton

/s/ CORTLANDT S. DIETLER
---------------------------                    Director                   February 6, 2002
Cortlandt S. Dietler

/s/ DOD A. FRASER
---------------------------                    Director                   February 6, 2002
Dod A. Fraser

/s/ CANNON Y. HARVEY
---------------------------                    Director                   February 6, 2002
Cannon Y. Harvey

         SIGNATURE                              TITLE                            DATE
         ---------                              -----                            ----
/s/ FORREST E. HOGLUND
---------------------------                    Director                   February 6, 2002
Forrest E. Hoglund

/s/ STEPHEN A. KAPLAN
---------------------------                    Director                   February 6, 2002
Stephen A. Kaplan

/s/ JAMES H. LEE
---------------------------                    Director                   February 6, 2002
James H. Lee

/s/ CRAIG D. SLATER
---------------------------                    Director                   February 6, 2002
Craig D. Slater

/s/ MICHAEL B. YANNEY
---------------------------                    Director                   February 6, 2002
Michael B. Yanney

                               INDEX TO EXHIBITS

     EXHIBIT
      NUMBER                              EXHIBITS
     --------                             --------
       3.1      Restated Certificate of Incorporation of Forest Oil
                Corporation, dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil
                Corporation for the quarter ended September 30, 1993 (File
                No. 0-4597).

       3.2      Certificate of Amendment of the Restated Certificate of
                Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995
                (File No. 0-4597).

       3.3 Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995
                (File No. 0-4597).

       3.4 Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation's
                Registration Statement on Form S-2 (File No. 33-64949).

       3.5 Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil
                Corporation for the year ended December 31, 2000 (File
                No. 001-13515).

       3.6      Restated Bylaws of Forest Oil Corporation dated as of
                February 14, 2001, incorporated herein by reference to
                Exhibit 3(ii) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

       4.1      Indenture dated as of September 29, 1997 among Canadian
                Forest Oil Ltd., Forest Oil Corporation and State Street
                Bank and Trust Company, incorporated herein by reference to
                Exhibit 4.1 to Forest Oil Corporation's Registration
                Statement on Form S-4 dated October 31, 1997 (File
                No. 333-39255).

       4.2*     Supplemental Indenture dated December 1, 1999 among Forest
                Oil Corporation, Canadian Forest Oil Ltd., Producers
                Marketing Ltd., and State Street Bank and Trust Company.

       4.3      Indenture dated as of February 5, 1999 between Forest Oil
                Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.16 to Forest
                Oil Corporation's Registration Statement on Form S-3 dated
                November 14, 1996, as amended (File No. 333-16125).

       4.4      Indenture dated as of June 21, 2001 between Forest Oil
                Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.2 to Form 10-Q for Forest Oil Corporation for the quarter ended
                June 30, 2001 (File No. 001-13515).

       4.5*     Indenture dated as of December 7, 2001 between Forest Oil
                Corporation and State Street Bank and Trust Company.

       4.6      Rights Agreement between Forest Oil Corporation and Mellon
                Securities Trust Company, as Rights Agent dated as of
                October 14, 1993, incorporated herein by reference to
                Exhibit 4.3 to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

       4.7      Amendment No. 1 dated as of July 27, 1995 to Rights
                Agreement dated as of October 14, 1993 between Forest Oil
                Corporation and Mellon Securities Trust Company, incorporated herein by reference to Exhibit 99.5 of Form 8-K for Forest Oil Corporation dated October 11, 1995
                (File No. 0-4597).

     EXHIBIT
      NUMBER                              EXHIBITS
     --------                             --------
       4.8      Amendment No. 2, dated as of June 25, 1998 to Rights
                Agreement, dated as of October 14, 1993, between Forest Oil
                Corporation and Mellon Securities Trust Company,
                incorporated herein by reference to Exhibit 99.1 to
                Form 8-K for Forest Oil Corporation, dated June 25, 1998
                (File No. 001-13515).

       4.9      Amendment No. 3, dated as of September 1, 1998 to Rights
                Agreement, dated as of October 14, 1993, between Forest Oil
                Corporation and Mellon Securities Trust Company, incorporated herein by reference to Exhibit 4.13 to Forest
                Oil Corporation Registration Statement on Form S-4, dated
                November 6, 2000 (File No. 333-49376).

       4.10     Amendment No. 4, dated as of July 10, 2000, to Rights
                Agreement, dated as of October 14, 1993, between Forest Oil
                Corporation and Mellon Securities Trust Company, incorporated herein by reference to Exhibit 4.14 to Forest
                Oil Corporation Registration Statement on Form S-4, dated
                November 6, 2000 (File No. 333-49376).

       4.11 Registration Rights Agreement, dated as of July 10, 2000, by and between Forest Oil Corporation and the other signatories thereto, incorporated herein by reference to Exhibit 4.15 to Forest Oil Corporation Registration Statement on Form S-4, dated November 6, 2000 (File No. 333-49376).

       4.12     Credit Agreement, dated as of October 10, 2000, among Forest
                Oil Corporation, the lenders party thereto, Bank of America, N.A., as U.S. Syndication Agent, Citibank, N.A., as U.S.
                Documentation Agent, and The Chase Manhattan Bank, as Global
                Administrative Agent, incorporated herein by reference to
                Exhibit 4.12 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

       4.13 Canadian Credit Agreement, dated as of October 10, 2000, among Canadian Forest Oil Ltd., the subsidiary borrowers from time to time parties thereto, the lenders party thereto, Bank of Montreal, as Canadian Syndication Agent,
                The Toronto-Dominion Bank, as Canadian Documentation Agent,
                The Chase Manhattan Bank of Canada, as Canadian
                Administrative Agent, and The Chase Manhattan Bank, as
                Global Administrative Agent, incorporated herein by reference to Exhibit 4.14 to Form 10-K for Forest Oil
                Corporation for the year ended December 31, 2000 (File
                No. 001-13515).

       4.14     Mortgage, Deed of Trust, Assignment, Security Agreement,
                Financing Statement and Fixture Filing from Forest Oil
                Corporation to Robert C. Mertensotto, trustee, and Gregory
                P. Williams, trustee (Utah), and The Chase Manhattan Bank, as Global Administrative Agent, dated as of December 7,
                2000, incorporated herein by reference to Exhibit 4.13 to Form 10-K for Forest Oil Corporation for the year ended
                December 31, 2000 (File No. 001-13515).

       4.15     First Amendment to Combined Credit Agreement dated as of
                May 24, 2001, by and between Forest Oil Corporation,
                Canadian Forest Oil Ltd., each of the lenders that is a party thereto, Bank of America, N.A., as U.S. Syndication
                Agent, Citibank. N.A., as U.S. Documentation Agent, The
                Chase Manhattan Bank of Canada, as Canadian Administrative
                Agent, Bank of Montreal, as Canadian Syndication Agent, The
                Toronto-Dominion Bank, as Canadian Documentation Agent, and
                The Chase Manhattan Bank, as Global Administrative Agent, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended
                June 30, 2001 (File No. 001-13515).

       4.16*    Exchange and Registration Rights Agreement between Forest
                Oil Corporation and the other signatories thereto dated as of December 7, 2001.

       5.1* Opinion of Vinson & Elkins L.L.P., as to the validity of the securities being registered.

       8.1* Opinion of Vinson & Elkins L.L.P. regarding certain tax matters (included in Exhibit 5.1).

     EXHIBIT
      NUMBER                              EXHIBITS
     --------                             --------
      10.1      Description of Executive Life Insurance Plan, incorporated herein by reference to Exhibit 10.2 to Form 10-K for Forest
                Oil Corporation for the year ended December 31, 1991 (File
                No. 0-4597).

      10.2      Form of non-qualified Supplemental Executive Retirement
                Plan, incorporated herein by reference to Exhibit 10.4 to Form 10-K for Forest Oil Corporation for the year ended
                December 31, 1990 (File No. 0-4597).

      10.3 Form of Executive Retirement Agreement, incorporated herein by reference to Exhibit 10.5 to Form 10-K for Forest Oil
                Corporation for the year ended December 31, 1990 (File
                No. 0-4597).

      10.4      Forest Oil Corporation 1996 Stock Incentive Plan and Option
                Agreement, incorporated herein by reference to Exhibit 4.1 to Form S-8 for Forest Oil Corporation dated June 7, 1996
                (File No. 0-4597).

      10.5      First Amendment to Forest Oil Corporation 1996 Stock
                Incentive Plan, incorporated herein by reference to
                Exhibit 10.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2001 (File No. 001-13515).

      10.6      Second Amendment to Forest Oil Corporation 1996 Stock
                Incentive Plan, incorporated herein by reference to
                Exhibit 10.2 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2001 (File No. 001-13515).

      10.7 Form of Executive Severance Agreement, incorporated herein by reference to Exhibit 10.9 to Form 10-K for Forest Oil
                Corporation for the year ended December 31, 1993 (File
                No. 0-4597).

      10.8 Form of First Amendment to Severance Agreement, incorporated herein by reference to Exhibit 10.4 to Form 10-Q for Forest
                Oil Corporation for the quarter ended June 30, 2001 (File
                No. 001-13515).

      10.9 Form of Executive Severance Agreement, incorporated herein by reference to Exhibit 10.3 to Form 10-Q for Forest Oil
                Corporation for the quarter ended June 30, 2001 (File
                No. 001-13515).

      10.10*    Form of Executive Severance Agreement.

      10.11     Employment Agreement, dated as of February 15, 2000, between
                Forcenergy Inc and Gary E. Carlson, incorporated herein by reference to Exhibit 10.8 to Form 8-K for Forcenergy Inc filed on February 16, 2000 (File No. 0-26444).

      10.12 Forest Oil Corporation 2001 Stock Incentive Plan, incorporated herein by reference to Exhibit 4.1 to Form S-8 for Forest Oil Corporation dated June 6, 2001 (File
                No. 333-62408).

      10.13 Form of Employee Stock Option Agreement, incorporated herein by reference to Exhibit 4.2 to Form S-8 for Forest Oil
                Corporation dated June 6, 2001 (File No. 333-62408).

      10.14 Form of Non-Employee Director Stock Option Agreement, incorporated herein by reference to Exhibit 4.2 to Form S-8 for Forest Oil Corporation dated June 6, 2001 (File
                No. 333-62408).

      12.1*     Computation of Ratio of Earnings to Fixed Charges.

      21.1 List of Subsidiaries of Registrant, incorporated herein by reference to Exhibit 21 to Form 10-K for Forest Oil
                Corporation for the year ended December 31, 2000 (File
                No. 001-13515).

     EXHIBIT
      NUMBER                              EXHIBITS
     --------                             --------
      23.1*     Consent of KPMG LLP.

      23.2*     Consent of Vinson & Elkins L.L.P. (included in
                Exhibit 5.1).

      24.1* Powers of Attorney (included on the signature pages hereof).

      25.1* Statement of Eligibility on Form T-1 of State Street Bank and Trust Company.

      99.1*     Form of Letter of Transmittal.

      99.2*     Form of Letter to Clients.

      99.3*     Form of Letter to Registered Holders and DTC Participants.

      99.4*     Form of Notice of Guaranteed Delivery.

------------------------

*   Filed herewith.